As filed with the Securities and Exchange Commission on February 2, 2026.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Hong qi bang bang kai man science and technology development Co., Ltd

(Exact name of Registrant as specified in its charter)

Cayman Islands	7380	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

3-212 Governors Square,

23 Lime Tree Bay Avenue,

P.O. Box 30746, Grand Cayman KY1-1203, Cayman lslands

(Address, including zip code, including area code, of Registrant’s principal executive offices)

Copies to:

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated February 12, 2026.

PRELIMINARY PROSPECTUS

Ordinary Shares

We are offering ordinary shares. This is the initial public offering of ordinary shares of . The offering price of our ordinary shares in this offering is expected to be $ per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol "HQBB". There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in "Risk Factors".

We are an "emerging growth company" as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See "Prospectus Summary—Implications of Being an Emerging Growth Company" for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We are a holding company incorporated in the Cayman Islands as a holding company. The Ordinary Shares offered in this prospectus are shares of the Cayman Islands holding company. For a description of our corporate structure, see "Corporate History and Structure." See also "Risk Factors – Risks Relating to Our Corporate Structure."

	PER SHARE	TOTAL
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	Does not include accountable and non-accountable expense allowance payable to underwriters. Please see the section of this prospectus entitled "Underwriting" for additional information regarding underwriter compensation.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $[●], exclusive of the above commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See "Underwriting."

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Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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About This Prospectus

This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the "SEC"). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading "Where You Can Find More Information".

The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

In this prospectus, unless the context otherwise requires:

•	references to "Common Shares" or "our shares" refer to common shares of Hong qi bang bang kai man science and technology development Co., Ltd.;

•	references to the "Company," "we," "us," "our" and "HQBB" refer to Hong qi bang bang kai man science and technology development Co., Ltd.;

•	references to "dollars," "U.S. dollars," "USD," "$," and "US$" are to United States Dollars;

•	"U.S. GAAP" refers to generally accepted accounting principles in the United States;

•	references to the "SEC" are to the United States Securities and Exchange Commission.

Market data and certain industry data and forecasts used in, or incorporated by reference in, this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have obtained the statistical data, market data and other industry data and forecasts used in this prospectus and in our SEC filings incorporated herein by reference from publicly available information. We have not sought the consent of the sources to refer to the publicly available reports in this prospectus.

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INTERNATIONAL FINANCIAL REPORTING STANDARDS

Our financial statements are prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board. Our fiscal year ends on December 31 of each year as does our reporting year.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

MARKET AND INDUSTRY DATA

This prospectus contains references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors." These and other factors could cause future performance to differ materially from our assumptions and estimates. See "Cautionary Note Regarding Forward-Looking Statements."

TRADEMARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment,and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as "may", "might", "will", "should", "believe", "expect", "could", "would", "intend", "plan", "anticipate", "estimate", "continue", "predict", "project", "potential", "target," "goal" or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus under the headings "Risk Factors", "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Business", may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus, including among other things:

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, including capital expenditures related to asset-intensive offerings, our ability to determine reserves and our ability to achieve and maintain future profitability;
●	our ability to develop and market new products;
●	the continued market acceptance of our products;
●	exposure to product liability claims and actions;
●	risks associated with product recalls;
●	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;
●	our ability to manage operations-related risk;
●	our expectations and management of future growth;
●	our expectations concerning relationships with third parties;
●	the impact of COVID-19 on the Company;
●	our ability to maintain, protect and enhance our intellectual property;
●	our ability to successfully acquire and integrate companies and assets;
●	the increased expenses associated with being a public company;
●	exposure to product liability and defect claims;
●	protection of our intellectual property rights;
●	damage to our reputation due to negative publicity;
●	changes in the laws that affect our operations;
●	inflation and fluctuations in foreign currency exchange rates;
●	our ability to obtain all necessary government support;
●	certifications, approvals, and/or licenses to conduct our business;
●	continued development of a public trading market for our securities;
●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;
●	risks associated with expansion into new jurisdictions;
●	managing our growth effectively;
●	fluctuations in operating results;

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●	emerging market risks;
●	global economy risks;
●	our ability to maintain and enhance our market position;
●	our ability to obtain and maintain adequate insurance coverage;
●	our ability to identify and integrate strategic acquisitions, investments and partnerships and to manage our growth;
●	dependence on our senior management and key employees;
●	our ability to maintain the listing of our securities on Nasdaq;
●	our ability to continue to develop new technologies and/or upgrade our existing technologies;and
●	other factors set forth under "Risk Factors."

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled "Risk Factors" and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

These and other factors are more fully discussed in the "Risk Factors", "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Business" sections and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by the forward-looking statements contained in this prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

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As filed with the Securities and Exchange Commission on February 2, 2026.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our Common Shares. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our Common Shares and our location in Cayman that we describe under "Risk Factors" and our consolidated financial statements and the related notes before making an investment in our securities.

Our Mission

Our mission is to build the most trustworthy asset management and industrial empowerment platform in the world through technological innovation and data-driven. We are committed to empowering traditional industries and embracing the digital future. Drive industrial innovation with wisdom and technology to create a more dynamic and efficient business ecosystem. Promote the digital transformation and upgrading of the industry, and finally build a dynamic and innovative enterprise. By continuously deepening the application of cutting-edge technologies such as artificial intelligence, big data and blockchain, we will promote the transformation and development of the industry and realize the vision of technology-led, trust-driven and ecological synergy.

Overview of Our Company

We are a companion enterprise service technology company driven by "actual combat experience".

We know that technology is not an end in itself, but a tool to achieve business success. Therefore, we are different from pure technology-driven software companies and pure theoretical consulting institutions. Our uniqueness lies in:

1. We have a "map from the battlefield"

Our core advantage stems from the founder's real business experience of spanning failure and success for more than ten years. We have personally experienced the challenges of traditional industries and are deeply involved in the training and growth of modern enterprises. This means that every solution we provide you, whether it is a software system or advice, is not an armchair strategist, but a "battle map" that has been tested in practice and can really cope with the complexity of the market.

We are the "external co-founders" of entrepreneurs.

We don't want to be just Party A and Party B, but we'd rather be your business partner. Like the co-founders, we deeply understand your vision and dilemma, providing not only tools, but also wisdom and companionship. From strategic planning (enterprise management consulting and project planning) to technology realization (software development and Internet of Things services) to market expansion (Internet sales and marketing promotion), we provide one-stop and end-to-end growth support, aiming to become your most trusted long-term business partner.

3. We are translators who use technology to "empower" value.

We are good at combining cutting-edge technologies (such as software development, Internet of Things and big data) with your industry knowledge "translation" and transforming them into simple and easy-to-use products and solutions that can directly improve efficiency and create income. Our goal is to make science and technology no longer unfathomable, but to become the most effective lever in your hands, inciting growth and amplifying value.

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History and Development

1. Company history and evolution

Start-up period: laying the foundation

Time: 2018-2020

Stage characteristics: The company was co-founded by several co-founders with deep industry experience, and initially focused on providing IT technical support and simple website construction services for local SMEs.

Key achievements: accumulated the first batch of loyal customers in the local market, formed a stable cash flow, and established a core technical and service team.

Growth period: setting the direction

Time: 2021-2023

Stage characteristics: With the outbreak of market demand for digital transformation, the company keenly seized the opportunity and shifted its business focus to providing customized management software solutions for enterprises. Successfully implemented ERP and CRM systems for several benchmark customers, and established a good reputation in specific industries.

Key achievements: the business scope has expanded from local to neighboring provinces, and the annual revenue has achieved rapid growth. The company has defined the service concept with "technology-driven efficiency improvement" as the core.

Expansion period: building a system

Time: 2024-present

Stage characteristics: the company began to productize the successful project experience and developed standardized SaaS products, which reduced the service cost and improved the reproducibility. At the same time, a formal sales, marketing and service team has been established to transform from a project-based company to a company that pays equal attention to products and services.

Key achievements: formed a clear product line, established a mature customer success system, realized large-scale revenue, and laid a solid foundation for rapid development in the future.

2. Future development planning

Short-term development goals: deepening and expanding

Time: 1-2 years in the future

Market level: deepen the existing advantageous industries and strive to become the preferred service provider in this segment. At the same time, enter 1-2 new adjacent industry markets in a planned way.

Product level: Iterate existing SaaS products continuously to enhance their ease of use and intelligence level. Explore the application of artificial intelligence technology in products to provide customers with predictive analysis and automated decision support.

Operational level: optimize internal processes and improve per capita efficiency. Strengthen brand building and enhance the company's popularity in the target market.

Medium and long-term development strategy: platformization and sustainable development

Time: the next 3-5 years

Business model: Explore the platform development path, gradually build a partner ecosystem, attract third-party developers to jointly provide services for customers, and evolve from "solution provider" to "value ecological enabler".

Technical layout: continuously pay attention to and invest in forward-looking technical research to ensure the advancement and security of technical architecture.

Sustainable development: integrate environmental, social and governance concepts into the company's operation and product design, develop product functions that meet ESG standards, and help customers achieve sustainable development goals, so as to build new competitive advantages.

Summary: The development path of our company is clear, starting from project services, gradually moving towards productization and standardization, and focusing on future platform-based ecological construction. We will always adhere to customer demand as the center, and realize the long-term value of the company through continuous technological innovation and steady business expansion.

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The Industry

(1) Industry analysis

1. Industry Overview

The science and technology service industry is undergoing profound changes, upgrading from traditional technical support to all-round digital transformation solutions. With the promotion of global digital economy strategy, the demand of enterprises for digital transformation has exploded. The industry deeply integrates technological innovation and industrial demand, reconstructs enterprise operation mode and value chain through key technologies such as cloud computing, big data and artificial intelligence, and promotes industrial intelligent upgrading.

2. Market size and growth momentum

The scale of the global digital transformation market continues to expand, and it is expected to maintain rapid growth in the next few years. The market performance in the Asia-Pacific region is particularly outstanding, with an average annual growth rate significantly higher than the global average. This growth is mainly driven by three factors:

First of all, governments have listed the digital economy as a key development strategy and continuously released policy dividends; Secondly, in the post-epidemic era, there is an urgent need for enterprises to reduce costs and increase efficiency, and to promote digital investment from "optional" to "mandatory"; Finally, the application threshold of artificial intelligence, cloud computing and other technologies has been greatly reduced, which has accelerated the process of technology popularization. Especially in the context of regional economic integration, the development of digital economy is facing new opportunities.

3. Market competition pattern

At present, the market competition is diversified: on the one hand, traditional technology giants rely on capital and brand advantages to provide standardized product solutions; On the other hand, experts in vertical fields deeply cultivate specific industries and provide specialized services; At the same time, innovative technology service providers take cutting-edge technology as the core and create differentiated service models. The focus of industry competition is shifting from a single technology competition to a comprehensive contest of ecological construction ability and industry insight.

4. Key segmentation areas

The key development directions of the industry include: intelligent management service field, covering ERP system upgrade and data analysis platform construction; Digital marketing tools, focusing on the development of omni-channel customer management and precision marketing systems; Digitizing the supply chain, promoting the application of Internet of Things and intelligent warehousing and logistics; And financial technology services, focusing on innovative applications such as intelligent risk control and digital payment.

5. Core technology trends

There are four major trends in the development of industry technology: artificial intelligence technology is developing in the direction of generalization, and large model technology significantly reduces the application threshold; Cloud native architecture is becoming more and more popular, improving system flexibility and scalability; Low code development platform accelerates the application landing process; The application of blockchain technology continues to deepen, enhancing data security and transaction transparency.

6. Policy and regulatory environment

The industry supervision system is becoming more and more perfect, and countries have introduced laws and regulations related to data security and personal information protection, bringing new compliance requirements. At the same time, the standards for digital transformation of various industries have been formulated one after another, and the support policies for scientific and technological innovation have continued to increase. Enterprises need to balance innovative development and compliance management, and turn compliance requirements into market competitive advantages.

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7, the main challenges

The development of the industry faces multiple challenges: the acceleration of technological iteration brings continuous innovation pressure to enterprises; The shortage of compound talents restricts the development speed of the industry; There is a contradiction between personalized customer demand and large-scale operation; The risks of data security and privacy protection are increasingly prominent. These challenges need to be addressed by industry participants.

8. Future development direction

In the future, the industry will present four development characteristics: ecological competition will become the mainstream, and enterprises are committed to building an open cooperative ecosystem; The degree of specialization continues to deepen, and differentiated advantages are formed through deep cultivation of specific industries; The value orientation is more clear, from technology export to value co-creation; The concept of sustainable development is deeply rooted in people's hearts, and ESG requires gradual integration into the product and service system.

conclusion

The science and technology service industry is in an important period of development opportunities, and comprehensive service providers with technical strength, industry insight and ecological construction capabilities will gain more room for development. The key to success lies in accurately positioning the target market, creating differentiated competitive advantages, establishing a sustainable business model, and finding the best balance between technological innovation and compliance management. In the future, the industry structure will continue to be optimized, and enterprises that can quickly adapt to changes and continue to create value will win market recognition.

(2) Industry data

The following are some key data and statistical information of science and technology service industry to help understand the current situation and development trend of the industry.

1. Global market size and regional distribution

In 2025, the global science and technology service market is expected to reach 6.8 trillion US dollars, with a compound annual growth rate of 9.2% from 2021 to 2025. From the perspective of regional distribution, the North American market occupies the largest share (about 42%), mainly benefiting from the first-Mover advantage of the United States in the fields of cloud computing and artificial intelligence; The growth rate in the Asia-Pacific region is leading (with an average annual growth rate of 13.5%), and the market contribution rate exceeds 60%; The European market has maintained steady growth (with an average annual growth rate of 7.8%), with outstanding performance in the fields of industrial digitalization and green technology.

2. Market performance of key regions

North American market: The scale will be about 2.8 trillion US dollars in 2025, and American enterprises will occupy 65% of the global market share in SaaS (software as a service) and cloud infrastructure services. The three innovation clusters of Silicon Valley, Boston and Seattle absorb 45% of the global venture capital in the field of science and technology services.

Asia-Pacific market: the total scale has exceeded 2.2 trillion US dollars. The digital economy in East Asia is developing rapidly, and the scale of science and technology service industry will double in 2025 compared with 2020. With the advantage of talent cost, India has an average annual growth rate of 18% in IT outsourcing and service export. Emerging markets in Southeast Asia grew by 22% driven by financial technology and e-commerce.

European market: the scale is about 1.5 trillion US dollars. Germany ranks first in the world in the export of industrial 4.0 solutions; Britain leads in the field of financial technology, and the financing amount of London science and technology cluster exceeded 30 billion pounds in 2025; France and Nordic countries have formed distinctive advantages in green technology and sustainable development solutions.

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3. Global data of core segments

Cloud computing services: The global Infrastructure as a Service (IaaS) market will reach 1.3 trillion US dollars in 2025, with Amazon AWS, Microsoft Azure and Alibaba Cloud accounting for 65%. Platform as a Service (PaaS) and Software as a Service (SaaS) grew faster, accounting for 25% and 20% respectively.

Artificial intelligence solutions: The global AI software and service market will reach 380 billion US dollars in 2025. Machine learning, natural language processing and computer vision are the three main tracks, and the penetration rates in medical care, finance and manufacturing are 28%, 35% and 22% respectively.

Big data and analysis services: The market size is US$ 220 billion, and European and American companies account for 70% of global big data-related patents. The demand for data governance and privacy enhancement technologies is growing rapidly, with an annual growth rate of over 30%.

Internet of Things Services: The global Internet of Things solution market will reach US$ 1.1 trillion in 2025, with industrial Internet of Things accounting for the highest proportion (about 40%), and the growth rate of smart cities and car networking applications will both exceed 25%.

4. Characteristics of globalization development

Trade flow: Cross-border delivery of science and technology services will increase from 1.8 trillion US dollars in 2020 to 3.5 trillion US dollars in 2025, and India, Ireland and Israel will become major service exporters.

Investment layout: In 2025, the amount of cross-border M&A in global technology service industry reached a record high, reaching 580 billion US dollars. Cloud computing and digital solutions are the most active areas of M&A.. Venture capital is more focused on early technology companies, and the financing amount of AI and blockchain start-ups accounts for more than 40%.

Technology penetration: The global cloud computing penetration rate will increase from 35% in 2020 to 65% in 2025, and the application rate of AI technology in enterprises will increase from 20% to 50%. The gap between developed countries and emerging markets in technology application is gradually narrowing.

5. Data of global competition pattern

Income concentration: The top ten science and technology service enterprises account for 45% of the global market share, but small and medium-sized enterprises remain dynamic in specific fields and regional markets, accounting for 60% of the market in vertical industry solutions.

R&D investment: The global R&D investment in science and technology service industry accounts for an average of 12.5% of revenue, with the highest R&D intensity in North American enterprises (15.8%), 11.2% in Europe and 9.5% in Asia-Pacific region respectively.

Distribution of talents: There are more than 60 million scientific and technological service employees in the world, and the United States is the country with the richest talent reserve, accounting for 25% of the global total. The transnational turnover rate of high-end technical talents (such as AI experts and architects) has increased by 10% annually.

6. Future growth forecast

By 2030, the global technology service market is expected to reach 10 trillion US dollars, and the share of the Asia-Pacific region will further increase to 38%. Cloud native technology, AI engineering and sustainable development solutions will become the three major growth engines, and the average annual compound growth rate is expected to remain above 20%, 25% and 30% respectively.

conclusion

The global science and technology service industry is entering a new round of rapid growth period, and technological innovation and industrial integration are deepening. Enterprises need to grasp the three major trends of digital transformation, global layout and sustainable development, and establish a sustainable competitive advantage in the increasingly fierce international competition by strengthening technology research and development, optimizing global resource allocation and deepening regional markets.

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(3) Industry pain points

Although the science and technology service industry is developing rapidly, it still faces many challenges and pain points. The following are some major industry pain points:

1. Data security and privacy protection

Risk of data leakage: With the increasing amount of user data handled by technology service companies, the risk of data leakage and network attacks is also rising. Users' concerns about personal information security may affect their trust in financial technology services.

Compliance pressure: Technology service companies need to comply with different data protection laws and regulations (such as GDPR) in different countries, and the compliance cost is high and complicated, which increases the operational burden.

2. Technology integration and system compatibility

Compatibility of old systems: Many organizations still rely on traditional legacy systems, and the compatibility between scientific and technological solutions and these systems is poor, which makes integration difficult.

Rapid technology update: The technology industry is rapidly updating, and enterprises need to continuously invest in technology research and development and system upgrade to maintain their competitiveness.

3. User education and acceptance

Insufficient user awareness: Many potential users have insufficient understanding of scientific and technological products and services, resulting in low utilization rate. Users need more education and guidance to understand the advantages of these new technologies.

Trust: Emerging technology service companies often lack brand trust, and users have doubts about their safety and reliability.

4. The market competition is fierce

Increased number of competitors: With the rapid development of the market, the number of competitors in the science and technology service industry is increasing, and the price war and technology war are intensifying, which leads to the compression of profit space.

Innovation pressure: Enterprises need to innovate constantly to meet users' needs and maintain market competitiveness, which puts higher demands on resources and capabilities.

5. Uncertainty of regulatory environment

Frequent policy changes: The regulatory policies faced by the science and technology service industry may change with the market environment and technological development, and enterprises need to quickly adapt to the new regulations, which increases the operational uncertainty.

Rising compliance cost: With the increase of regulatory requirements, the compliance cost of enterprises is also rising, which may affect their profitability.

6. Financing and investment challenges

Financing difficulty: Although the technology service industry has attracted a lot of investment, the financing environment may become more difficult under the background of increasing economic uncertainty, and start-ups are facing the pressure of capital chain.

Investors have high expectations: investors often have high expectations for science and technology service companies, and enterprises need to achieve rapid growth in a short time and face greater pressure.

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7. User experience and service quality

Inconsistent service: Different technology service platforms and products may have different user experiences, which will affect user satisfaction and loyalty.

Insufficient customer support: With the increase in the number of users, many companies have insufficient customer support and service response speed, which affects the user experience.

conclusion

The science and technology service industry is facing multiple pain points and challenges while developing rapidly. Enterprises need to effectively deal with these problems in order to enhance their competitiveness and market position. By strengthening data security, improving user education, optimizing technology integration and adapting to regulatory changes, technology service companies can better meet market demand and achieve sustainable development.

(3) Industry forecast

Short-term forecast (2024-2026)

1. Market growth trend

The global science and technology service market will maintain steady growth, and the average annual growth rate is expected to remain between 12% and 15%. By 2026, the market size is expected to exceed 10 trillion US dollars. This growth is mainly due to the continuous promotion of digital transformation strategies in various countries and the continuous demand of enterprises for improving operational efficiency. Especially in the vertical fields such as intelligent manufacturing and smart medical care, the penetration rate of scientific and technological services will be further enhanced.

2. Acceleration of technological innovation

Artificial intelligence technology will achieve a wider application, and it is estimated that more than 70% of technology service enterprises will deeply integrate AI capabilities in their solutions. Cloud native architecture will become the mainstream technology route, helping enterprises to build a more flexible and scalable digital infrastructure. At the same time, the popularization of low-code development platform will significantly lower the threshold of application development and accelerate the process of digital transformation.

3. Evolution of industry pattern

Market competition will pay more attention to ecological synergy. Head enterprises aggregate industrial chain resources by building an open platform, while small and medium-sized service providers focus on subdivided areas to form differentiated competitive advantages. Compliance ability has become an important competitive dimension. With the improvement of regulatory requirements such as data security and sustainable development, enterprises need to turn compliance requirements into market competitive advantages.

4. Changes in talent demand

The shortage of compound talents will continue to exist, and professionals who know both technology and industry knowledge will become the focus of competition among enterprises. It is expected that the salary level of relevant positions will remain high, and enterprises need to innovate the talent training and retention mechanism.

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Long-term forecast (2027-2030)

1. Mature market development

By 2030, the science and technology service market will enter a mature development period, and the market size is expected to reach 15 trillion US dollars. There will be a certain degree of integration in the industry, high-quality resources will be concentrated in the head enterprises, and the market concentration will gradually increase. At the same time, the professional and refined service model will continue to maintain vitality in specific fields.

2. Deep integration of technology

The integrated application of emerging technologies will give birth to a new service model. Artificial intelligence will cross-innovate with frontier fields such as quantum computing and biotechnology, and promote the development of scientific and technological services to a higher level. Concepts such as digital twins and meta-universe will gradually land, providing enterprises with more immersive and intelligent service experience.

3. Value-oriented transformation

The value measurement standard of scientific and technological services will shift from technology output to value co-creation. Service providers need to pay more attention to the realization of quantifiable business value and establish a cooperative relationship with customers to share risks and benefits. The concept of sustainable development will be deeply integrated into the whole process of product design and service delivery.

4. The new pattern of globalization

The global layout of scientific and technological services will present new features, and the synergistic effect of regional innovation centers will become more prominent. Enterprises need to have the ability to integrate global resources, but also have a deep understanding of local market demand. Cross-border data flow and compatibility of technical standards will become important issues.

conclusion

The science and technology service industry is in a critical period of rapid development and profound change. In the short term, enterprises should focus on technological innovation and compliance capacity building, and grasp the market opportunities brought by digital transformation. In the long run, it is necessary to proactively lay out emerging technologies, build a sustainable business model, and find a balance between globalization and localization. Those enterprises that can continue to innovate, deeply understand the needs of the industry and establish good ecological cooperation will occupy an advantageous position in the future competition.

Our Solution

1. Data security and privacy protection

In terms of data security, it is suggested to build a multi-level protection system. First, deploy an end-to-end encryption system to protect the whole process of data storage and transmission. Secondly, establish a dynamic access control mechanism and implement hierarchical authorization according to user roles. At the same time, privacy computing technology is introduced to realize privacy protection on the premise of ensuring data availability.

In view of compliance requirements, a special compliance management team can be set up to track the updates of data security regulations at home and abroad in real time. Through automated compliance tools, compliance reports are generated regularly to reduce the cost of manual audit. In addition, it is recommended to carry out data security training regularly to enhance the safety awareness of all staff.

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2. Technology integration and system compatibility

In order to solve the problem of system compatibility, it is suggested to adopt micro-service architecture design and realize the docking of old and new systems through standardized interfaces. At the same time, the adaptation layer software is developed to support the conversion of various industrial protocols and reduce the difficulty of system integration.

In the aspect of technology renewal, it is suggested to make a long-term technology development plan and set up a special R&D fund. Establish a technical evaluation mechanism, regularly check the health of existing systems, and promote technical iteration in a planned way. In addition, we can cooperate with cloud service providers and adopt hybrid cloud deployment mode to balance system stability and scalability.

3. User education and market acceptance

Improving users' cognition requires a systematic scheme. It is suggested to develop training courses at different levels and design differentiated content for different user groups. Reduce the learning threshold through online learning platforms and practical workshops. At the same time, establish a user community to promote experience sharing.

In terms of trust building, third-party certification can be introduced and product safety reports can be released regularly. Establish a quick response mechanism for user feedback to solve the use problems in time. Show the actual value of the product through the sharing of successful cases.

4. Market competition strategy

In the face of fierce competition, it is suggested to adopt a differentiated development path. Focus on specific industry scenarios and develop professional solutions. Establish an innovation incentive mechanism to encourage technological breakthroughs. At the same time, build an industry ecosystem and provide complete solutions with partners.

In the service mode, subscription service can be implemented to maintain the competitiveness of products through continuous updating. Establish a customer success system and enhance user stickiness through professional services.

5. Construction of regulatory adaptability

In order to cope with regulatory changes, it is suggested to establish a policy monitoring mechanism to predict regulatory trends in advance. Participate in the formulation of industry standards and grasp the policy orientation. At the same time, develop compliance automation tools to improve response efficiency.

In internal management, we can establish a compliance knowledge base and organize regular compliance training. Incorporate compliance requirements into the product design process and prevent risks before engaging in it.

6. Financing and resource allocation

In terms of fund management, it is suggested to expand diversified financing channels and optimize capital structure. Establish an accurate financial model and strictly control costs. At the same time, pay attention to cash flow management to ensure the safety of the capital chain.

In terms of resource allocation, project-based accounting can be implemented to improve the efficiency of capital use. Establish an investment evaluation mechanism to ensure that resources are invested in key areas.

7. Improvement of service quality

Optimizing the user experience requires systematic improvement. It is suggested to establish the whole process service quality standard and implement normalized quality monitoring. Introduce intelligent customer service system to improve service efficiency. At the same time, establish a customer satisfaction tracking mechanism to continuously improve services.

In team building, professional certification system can be implemented to improve the professional level of service personnel. Establish a service case base to promote experience sharing. Regularly carry out service innovation seminars to promote service upgrading.

summary

Science and technology service enterprises need to systematically solve the pain points in the development of the industry through technology upgrading, service innovation and management optimization. The key point is to balance the relationship between technological innovation and compliance management, large-scale expansion and personalized service, short-term benefits and long-term development, and finally establish a sustainable competitive advantage.

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Our Competitive Strengths

Our competitive advantage is embodied in many dimensions, including the following aspects:

1, data integration and insight.

Multi-source heterogeneous data fusion: We have the ability to integrate multi-source data across capital market, consumer market and supply chain, and realize standardized governance and real-time flow of heterogeneous data through a unified data platform, forming a panoramic market perspective.

High real-time and dimensional advantages: the data update delay is less than 1 minute, which is significantly better than the industry average of 5 minutes; Data dimension covers 30% more than peers, including dynamic transaction flow, supply chain logistics, consumer behavior and other multi-dimensional indicators, which improves the accuracy of decision-making.

Intelligent decision support: Real-time and automation of business insight can be realized through data center and visualization tools, which can help enterprises to quickly respond to market changes and improve decision-making efficiency by 40%.

2. AI algorithm is deeply integrated with business scenarios.

Scenario algorithm customization: abandon the general model and develop special algorithms for scenarios such as investment, risk control and e-commerce product selection to achieve accurate matching between business needs and technologies. For example, in supply chain forecasting, the error rate of the algorithm is 25% lower than that of the traditional model.

Quantifying business value: the revenue contribution of AI-driven business accounts for 25% (the industry average is less than 10%), in which the intelligent product selection system helps the e-commerce conversion rate increase by 18% and the risk control model reduces the bad debt loss by 30%.

Continuous iteration mechanism: through the closed-loop feedback of user behavior data, the adaptability of the model is optimized, and the algorithm is iterated once every quarter to maintain the technological leadership.

3. Full link technology collaboration and efficiency improvement

Cross-business data access: relying on the technical middle platform to integrate the data of investment and research, e-commerce and service, eliminate information islands and improve the efficiency of cross-module data call by 60%.

Intelligent resource scheduling: Through elastic computing power distribution and dynamic load balancing technology, the system resource utilization rate reaches 85% (the industry average is 50%), which supports stable response in high concurrent business scenarios.

End-to-end efficiency optimization: Full-link collaboration improves decision response speed by 40%, shortens supply chain order processing time by 50%, and significantly reduces operating costs.

4. Compliance, security and global trust system

Multi-regional compliance certification: it meets the requirements of 12 regional regulations in the world, such as GDPR of the European Union and data security law in the Asia-Pacific region, covering 5 regions more than its peers, and has passed international certification such as ISO27001.

Active security protection: Combining blockchain traceability and privacy computing technology, data encryption transmission and access control are realized, and the incidence of security incidents is less than 0.01%.

Quantitative management of trust: the "trust" is indexed by AI risk control and blockchain technology, such as the supply chain traceability system, which reduces the product fraud rate by 90% and enhances the confidence of customers and investors.

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5, innovative technology application and risk control

Management Behavior Portrait System: Based on NLP technology, it analyzes public speeches and financial reports meetings, generates management trust scores, accurately warns moral hazard, and avoids potential losses of over 500 million yuan in the past three years.

AI real-time risk control system: adopting VaR model and intelligent stop-loss warning, it can identify combination fluctuation and trigger lightening within 0.5 second, with leading response speed in the industry.

Intelligent allocation of floating deposits: through the dynamic allocation strategy of low-risk assets, the proportion of risk assets is controlled within 15%, and the income stability is improved by 20%.

summary

Through the systematic integration of the above capabilities, we have built a comprehensive competitive advantage with data-driven decision-making, AI-enabled business, full-link collaboration, and compliance and safety moat as the core, which not only achieves efficiency breakthrough in the technical level, but also forms sustainable growth momentum in the business model.

Our market opportunity

We are in an era of commercial change with digitalization and intelligence as the core, which brings us multiple strategic development windows. Our opportunities are mainly reflected in the following aspects:

1. The urgent need for digital transformation of SMEs

Market Status: In the post-epidemic era, the demand of small and medium-sized enterprises for cost reduction and efficiency improvement, online marketing and digital management has exploded, but their own technology, talents and funds are limited, and there is a huge "digital gap".

Our opportunity: We have both the strategic vision of "enterprise management consulting" and the landing ability of "software development and technology promotion", and can provide a one-stop digital transformation solution that is "lightweight, modular and cost-effective". From building online shopping malls (Internet sales) to optimizing internal processes (enterprise management), the market space is extremely broad.

2. The cost threshold for the application of AI and large model technology is lowered.

Technical trend: AI and large-scale language models are moving from "technical dazzle" to "inclusive tools", and the application cost continues to decline, which makes it possible for small and medium-sized enterprises to deploy intelligent customer service, intelligent marketing, data analysis and other applications.

Our opportunity: We can take advantage of this trend to package AI capabilities into standardized SaaS services or low-code development modules and integrate them into our enterprise service packages. For example, developing intelligent sales assistants for customers and automatically generating marketing copy will greatly enhance the technical content and added value of our services and form a generation gap with traditional service providers.

3. The thirst for professional services in industrial upgrading

Industry background: Traditional manufacturing industry and local service industry are facing fierce competition, so it is urgent to enhance brand value through "professional design, corporate image planning and project planning" and realize lean management and service innovation through "Internet of Things technology and data processing".

Our opportunity: We span the complex business structure of "technology" and "planning", which enables us to deeply subdivide industries (such as clothing, aquaculture, food sales, etc.), provide customized services that deeply integrate industry knowledge, and help traditional industries achieve branding and intelligent upgrading, thus opening up high-value vertical markets.

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4. Enterprises' preference for practical training is enhanced.

Demand change: the enterprise training market is abandoning the empty theory and turning to the pursuit of "practical empowerment" that can directly bring about performance growth. The founder's 15 years of sales and training experience is a scarce resource under this trend.

Our opportunity: We can develop the founder's successful methodology into an intellectual property training course system, and use it as a drainage product and value-added service through the combination of "online and offline", which is strongly bound with our software and consulting business to build a moat of "scheme+training".

5. ESG and the new track brought by sustainable development

Policy and market orientation: The government and enterprises pay more and more attention to ESG (environment, society and governance) and sustainable development, which has given birth to the demand for new services such as green technology, compliance consulting and social responsibility reporting.

Our opportunity: We can lay out the ESG consulting track for small and medium-sized enterprises in advance on the basis of "consulting planning service" to help them carry out sustainable project planning and public relations communication, which not only conforms to the macro trend, but also can enhance our brand style and seize the blank spot of market cognition.

6. Regional economic vitality and policy dividend

Geographical advantages: It is our plan to give priority to the development of the Asia-Pacific region. Governments of various countries have provided a number of policy support for the development of science and technology enterprises, digital economy and small and medium-sized enterprises, including tax relief and project subsidies.

Our opportunity: As a technology company, we can actively apply for patents, make full use of local policy dividends, reduce operating costs, and deepen the Asia-Pacific market to turn regional advantages into our basic disk.

7. Integration opportunities to build an enterprise service ecosystem

Industry trend: At present, the enterprise service market is highly dispersed, and customers need to connect with multiple suppliers. The market calls for platform companies that can provide integrated services.

Our opportunity: Our extensive business lines of "from software to marketing, from consulting to training" enable us to have the embryonic form of building a service ecology of "macro enterprises to help" enterprises. Through strategic cooperation or investment incubation, we can connect more high-quality service partners, and finally become a platform to efficiently match the needs of enterprises and service resources, so as to maximize the value.

summary

By accurately grasping the above seven opportunities, Acer can give full play to its unique advantages of "actual combat genes, comprehensive services and technical empowerment", establish a clear growth path in the magnificent SME service market, and realize the leap-forward development from "service provider" to "growth partner" and then to "ecological platform".

Risk Factors Summary

1, the market competition risk

Science and technology service industry is facing increasingly fierce market competition. Emerging start-ups are constantly emerging, and traditional technology giants are also accelerating the digital transformation layout, resulting in increasingly complex market competition pattern. Competitors may compete for market share through technological innovation, price strategy or differentiated services, especially in the field of basic services with high standardization, and the risk of price war is more prominent.

In order to cope with this risk, enterprises need to define their own market positioning, focus on segmentation areas and create differentiated competitive advantages. Establish a stable customer relationship by continuously improving service quality and optimizing customer experience. At the same time, it is necessary to strengthen innovation ability, promote service upgrading and avoid falling into homogenization competition.

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2. Risk of technical iteration

Rapid iteration of technology is an important feature of science and technology service industry. The rapid development of emerging technologies such as artificial intelligence, edge computing and quantum computing may change the competitive landscape of the industry. If enterprises fail to keep up with the development trend of technology in time, or lag behind their competitors in technology R&D investment, they will face the risk of being eliminated by the market.

Enterprises should establish a perfect technology monitoring mechanism and pay close attention to the cutting-edge technology trends. Rational planning of R&D investment should not only maintain the continuous optimization of existing technologies, but also appropriately lay out emerging technologies. At the same time, we can establish cooperation with scientific research institutions and universities to share R&D resources and reduce the cost of innovation.

3. Regulatory compliance risk

The global regulatory environment is increasingly strict, especially in the fields of data security and privacy protection. There are differences in regulatory requirements among countries, and enterprises need to deal with complex compliance requirements when operating internationally. Changes in regulatory policies may increase the operating costs of enterprises and affect business expansion plans.

Enterprises need to establish a professional compliance team to track relevant policy changes in a timely manner. Improve the internal compliance system and integrate compliance requirements into business processes. At the same time, technical means can be used to improve compliance efficiency, such as adopting an automated compliance management system to reduce labor costs.

4. Operational safety risks

With the deepening of digital transformation, problems such as network security and data security have become increasingly prominent. Security incidents such as cyber attacks and data leakage may bring great losses to enterprises and affect brand reputation and customer trust. In addition, supply chain interruption and brain drain are also important risks that enterprises need to pay attention to.

Enterprises should establish and improve the safety management system and strengthen the network security protection ability. Improve the data backup and disaster recovery mechanism to ensure business continuity. In talent management, we should improve the incentive mechanism, strengthen the core talent reserve and reduce the risk of brain drain.

5. Macroeconomic risks

Global economic fluctuation may affect the market demand of science and technology service industry. During the economic downturn, enterprises may cut their investment in science and technology, which will affect the overall development of the industry. Exchange rate fluctuations and changes in trade policies will also bring challenges to enterprises' transnational operations.

Enterprises need to strengthen macroeconomic research and adjust their business strategies in a timely manner. Reduce dependence on a single market through diversified market layout. At the same time, we must maintain financial stability and enhance our ability to resist risks.

Through systematic risk management and continuous innovation, science and technology service enterprises can maintain their competitive advantage and realize sustainable development in a complex and changeable market environment.

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Implications of Our Being an "Emerging Growth Company"

On September 9, 2022, the SEC adopted inflation adjustments mandated by the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). As a result, an "emerging growth company" will lose its emerging growth company status on the last day of the fiscal year in which it has $1.235 billion or more in total. As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. "An "emerging growth company" may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as "compensation discussion and analysis";
●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the "say-on-pay," "say-on frequency" and "say-on-golden-parachute" votes);
●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and
●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an "emerging growth company" at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the "Securities Act") occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	We are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
●	For interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	We are not required to provide the same level of disclosure on certain issues, such as executive compensation;

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●	We are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	We are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●	We are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any "short-swing" trading transaction.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a "Controlled Company" with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a "controlled company" is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	The requirement that a majority of the board of directors consist of independent directors;
●	The requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
●	The requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
●	The requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

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THE Offering
Issuer	Hong qi bang bang kai man science and technology development Co., Ltd.

Securities Being Offered	Ordinary Shares, par value US$0.0001 per share

Offering Price	We expect that the initial public offering price will be US$ per Ordinary Share.

Ordinary Shares Outstanding Immediately Before This Offering	Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	Ordinary Shares (or Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote.

Use of Proceeds	Technical research and development investment Market Promotion and Brand Building Business expansion and strategic layout Team building and talent recruitment

Proposed Nasdaq Trading Symbol and Listing	We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol "HQBB" This offering is contingent upon us listing our Ordinary Shares on Nasdaq Capital Market or another national exchange. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Ordinary Shares.

Lock-up	Our directors, executive officers, and shareholder who own 5% or more of the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See "Underwriting" for additional information.

Risk factors	See "Risk Factors" for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

Transfer Agent

Payment and settlement

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RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

We have grown rapidly in recent years and have limited experience operating at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture and financial results may suffer.

We have grown rapidly in the past year and our recent growth rates and financial results should not be considered indicators of our future performance. In order to effectively manage and leverage our growth, we must continue to expand our sales and marketing, focus on innovative product and website development, and upgrade our management information systems. Our continued growth has in the past and may in the future strain our existing resources and we may experience ongoing operational difficulties in managing our operations in numerous jurisdictions, including difficulties in recruiting, training and managing a dispersed and growing employee base. Failure to expand and maintain our company culture through growth may harm our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate goals.

SERVICES-MISCELLANEOUS BUSINESS SERVICES industry is evolving rapidly and may not evolve as we expect. Even if our net sales continue to grow, our net sales growth rate may decline in the future due to a variety of factors, including macroeconomic factors, changes in supply and supply chain, changes in consumer preferences, increased competition and the maturation of our business. Accordingly, you should not rely on our net sales growth rates for any prior period as an indicator of our future performance. Our overall growth in net sales will depend on many factors, including our ability to:

1) price our products and services effectively so that we can attract new customers and expand our relationships with existing customers.

2) accurately forecast our net sales and plan our operating expenses.

3) compete successfully with other companies that are or may be entering our competitive market in the future and respond to developments in those competitors, such as pricing changes and the introduction of new products and services.

4) Complying with existing and new laws and regulations that apply to our business.

5) Successfully expanding into existing markets and entering new markets, including new geographic areas and categories.

6) The successful introduction of new products and enhancements to our products and services and their features, including in response to new trends or competitive dynamics or customer needs or preferences.

7) Successfully identifying and acquiring or investing in businesses, products or technologies that we believe will complement or expand our business.

8) Avoiding disruptions or interruptions in the distribution of our products and services.

9) Providing quality support to our customers that meets their needs.

10) Hiring, integrating and retaining talented sales, customer service and other personnel.

11) Effectively managing the growth of our business, personnel and operations, including the opening of new showrooms.

12) Effectively managing the costs associated with our business and operations.

13) Maintaining and enhancing our reputation and brand value.

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Because of our limited history of operating our business at our current scale, it is difficult to assess our current operations and future prospects, including our ability to plan for and model future growth. Our limited operating experience at this scale, combined with the rapidly evolving nature of the markets in which we sell our products and services, the significant uncertainty about how these markets will develop and other economic factors beyond our control, reduces our ability to accurately forecast quarterly or annual revenues. Failure to effectively manage our future growth could adversely affect our business, financial condition and results of operations.

We have limited sources of working capital and will need substantial additional financing.

The working capital required to implement our business strategy and R&D efforts will most likely be provided by funds obtained through offerings of our equity, debt, debt-linked securities, and/or equity-linked securities, and revenues generated by us. No assurance can be given that we will have revenues sufficient to sustain our operations or that we would be able to obtain equity/debt financing in the current economic environment. If we do not have sufficient working capital and are unable to generate sufficient revenues or raise additional funds, we may delay the completion of or significantly reduce the scope of our current business plan; delay some of our development and clinical or marketing efforts; postpone the hiring of new personnel; or, under certain dire financial circumstances, substantially curtail or cease our operations.

We may need to engage in capital-raising transactions in the near future. Such financing transactions may well cause substantial dilution to our shareholders and could involve the issuance of securities with rights senior to the outstanding shares. Our ability to complete additional financings is dependent on, among other things, the state of the capital markets at the time of any proposed offering, market reception of the Company and the likelihood of the success of its business model and offering terms. There is no assurance that we will be able to obtain any such additional capital through asset sales, equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs and to support our operations. If we do not obtain adequate capital on a timely basis and on satisfactory terms, our revenues and operations and the value of our Ordinary Shares and Ordinary Share equivalents would be materially negatively impacted and we may cease our operations.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We rely on a wide portfolio of intellectual property to operate our businesses and we may not be able to effectively protect these intellectual property and proprietary rights against infringement, misappropriation or other violation, or efforts to safeguard our intellectual property may be costly.

We rely on a combination of trademark, copyright and trade secret protection laws in the U.S., the Cayman and other jurisdictions, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We enter into confidentiality agreements with our employees and any third parties who may access our proprietary information, and we rigorously control access to our technology and information. However, we cannot guarantee that we have entered into confidentiality agreements with each party that may have or have had access to our trade secrets or proprietary information. Such agreements may be breached by counterparties, who may disclose our proprietary information, including our trade secrets, or claim ownership in intellectual property that we believe is owned by us, and there may not be adequate remedies available to us for any such breach. In addition, we do not enter into intellectual property assignment agreements in the ordinary course and rely on the intellectual property rights we obtain from our employees by operation of law. The intellectual property rights we obtain by operation of law may not extend to all intellectual property rights developed by our employees and contractors and individuals not subject to invention assignment agreements may make adverse ownership claims to our current and future intellectual property rights. We therefore may not possess ownership rights in all intellectual property rights that we regard as our own or that are necessary for the conduct of our business.

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Intellectual property protection may not be sufficient in the regions in which we operate. Our trademarks or other intellectual property rights may be challenged by others through administrative process or litigation, and our pending trademark applications may not be allowed. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly, and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation and some courts in the U.S. and certain foreign jurisdictions are less willing or unwilling to protect trade secrets.Statutory laws and regulations in the Cayman are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or the intellectual properties licensed from third parties, or to enforce our contractual rights in the Cayman and other jurisdictions we operate.

In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third parties, we would have no right to prevent them from using that technology or information to compete with us. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to protect and enforce our trademarks and trade names, or build name recognition in our markets of interest thereby harming our competitive position.

The registered or unregistered trademarks or trade names that we own may be challenged, infringed, circumvented, declared generic, lapsed or determined to be infringing on or dilutive of other marks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition. In addition, third parties have filed, and may in the future file, for registration of trademarks similar or identical to our trademarks, thereby impeding our ability to build brand identity and possibly leading to market confusion. If they succeed in registering or developing common law rights in such trademarks, and if we are not successful in challenging such rights, we may not be able to use these trademarks to develop brand recognition of our technologies, products or services. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Further, we may in the future enter into agreements with owners of such third-party trade names or trademarks to avoid potential trademark litigation which may limit our ability to use our trade names or trademarks in certain fields of business.

If we fail to maintain an effective quality control system, our business could be materially and adversely affected.

We place great emphasis on product quality and adhere to stringent quality control measures and have obtained quality control certifications for our products. To meet our customers’ requirements and expectations for the quality and safety of our products, we have adopted a stringent quality control system to ensure that every step of the production process is strictly monitored and managed. Failure to maintain an effective quality control system or to obtain or renew our quality standards certifications may result in a decrease in demand for our products or cancellation or loss of purchase orders from our customers. Moreover, our reputation could be impaired. As a result, our business and results of operations could be materially and adversely affected.

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Any lack of requisite approvals, licenses or permits applicable to our business operations may harm our business.

We may not be able to obtain all the licenses and approvals that may be deemed necessary to operate our business. Because we operate in multiple jurisdictions, the relevant laws and regulations, as well as their interpretations, could be different from the U.S. This can make it difficult to know which licenses and approvals are necessary, or the processes for obtaining them. For these same reasons, we also cannot be certain that we will be able to maintain the licenses and approvals that we have previously obtained, or that once they expire we will be able to renew them. We cannot be sure that our interpretations of the rules and their exemptions have always been or will be consistent with those of the local regulators.

As we expand our businesses, we may be required to obtain new licenses and will be subject to additional laws and regulations in the markets we plan to operate in. If we fail to obtain, maintain or renew any required licenses or approvals or make any necessary filings or are found to require licenses or approvals that we believed were not necessary or we were exempted from obtaining, we may be subject to various penalties, such as confiscation of the revenues or assets that were generated through the unlicensed business activities, imposition of fines, suspension or cancelation of the applicable license, written reprimands, termination of third-party arrangements, criminal prosecution and the discontinuation or restriction of our operations. Any such penalties may disrupt our business operations and materially and adversely affect our business, financial condition and results of operations.

We may experience significant fluctuations in our results of operations and growth rate.

We have grown significantly in recent years, and we intend to continue to expand the scope and geographic reach of the services we provide. Our anticipated future growth will likely place significant demands on our management and operations. Our success in managing our growth will depend, to a significant degree, on the ability of our executive officers and other members of senior management to operate effectively and on our ability to further improve and develop our financial and management information systems, controls and procedures. In addition, we expect to have to adapt our existing systems and introduce new systems, train and manage our employees and improve and expand our sales and marketing capabilities.

Income growth may slow down or decline due to various reasons, including our inability to attract and retain sellers and buyers, the decrease in buyers' expenses, intensified competition, the slowdown in the overall growth of the financial technology market, the emergence of alternative business models, changes in government policies and the overall economic situation. We may also lose buyers and sellers for other reasons, such as failing to provide a satisfactory customer or transaction experience or high-quality service. If we can't manage our business correctly and carefully in the process of continuous business growth, or if our service quality declines due to poor management, our brand and reputation may be seriously damaged, and our business, prospects, financial status and operating performance may be greatly adversely affected.

Our results of operations may fluctuate significantly as a result of a variety of factors, including those described above. As a result, historical period-to-period comparisons of our results of operations are not necessarily indicative of future period-to-period results. You should not rely on the results of a single fiscal quarter as an indication of our annual results or our future performance.

If we fail to effectively promote our business and attract new and retain current buyers and sellers, our business, results of operations and prospects may be materially and adversely affected.

We believe that effective business promotion is crucial to our success. Improving our brand awareness in technology and finance market is very important to increase the number and depth of sellers and buyers' participation in our platform, which in turn increases the attractiveness and variety of products and services to buyers. We have carried out and will continue to carry out various marketing and promotion activities, including through digital channels and offline media, aimed at improving the visibility of our business, the attractiveness of our platform to sellers and buyers, and the growth of buyer traffic on our website and mobile applications. However, we cannot guarantee that these activities will effectively achieve the expected promotion effect of our business. In addition, our buyers and sellers may hold different opinions on some new measures we have launched to improve the platform, which may weaken our efforts to maintain a positive network effect and have a negative impact on our buyers and sellers. In addition, any negative publicity related to our products or services, regardless of its authenticity, may damage our reputation and cause buyers and sellers to leave our platform, which will have a significant adverse impact on our business, financial status and operating results. If our marketing efforts fail to attract new and maintain existing buyers, our business, prospects, financial situation and operating results may be greatly adversely affected.

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We are subject to risks related to online transactions and payment methods.

We accept payments using a variety of methods, including credit card, debit card, PayPal, credit accounts (including promotional financing) and customer invoicing. As we offer new payment options to our customers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. As our business changes, we may also be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from customers or to facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially adversely affected.

We occasionally receive orders placed with fraudulent credit card data. We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions. We may also suffer losses from other online transaction fraud, including fraudulent returns. If we are unable to detect or control credit card or transaction fraud, our liability for these transactions could harm our business, financial condition and operating results.

If we fail to maintain and enhance our brand, our business, prospects and results of operations may be materially and adversely affected.

We believe that maintaining and enhancing our brand is significantly important to the success of our business. A well-recognized brand is critical to increasing the number of buyers and sellers and the level of their engagement and, in turn, enhancing the attractiveness of our products and services to them. Despite conducting a number of brand promotion and recognition activities from time to time, we cannot assure you that these activities will be successful in the future or that we will be able to achieve the brand promotion effects that we expect. In addition, our competitors may increase the intensity of their marketing campaigns, which may force us to increase our advertising spend to maintain our brand awareness. If our brand is harmed or we are forced to increase our marketing expenses, our business, prospects, financial condition and results of operations could be materially and adversely affected.

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We operate in a competitive market. If we fail to retain our current market position, our business and results of operations could be materially and adversely affected.

The market competition of our products and services is fierce and developing rapidly. The successful implementation of our strategy depends on our ability to continuously attract and retain sellers and buyers, expand the market of our products and services, continue technological innovation and provide new functions for sellers and buyers. We not only have many competitors in other technology and finance companies, but also have a large and scattered group of start-ups and related industries. We compete with these current and potential competitors for sellers and buyers. Sometimes, our buyers may decide not to continue to buy products on our platform for various reasons, including choosing competitors' products. Our sellers may also decide to switch to our competitors' services. Some of our existing or potential competitors may have more resources, capabilities and expertise in management, technology, finance, product development, sales, marketing and other fields. In addition, the Internet promotes global enterprise competition, which enhances the ability of new, smaller or less well-known enterprises (including those from outside Cayman) to compete with us. Due to these different types of current and potential competitors, we may not be able to maintain or lose our current market position, we may not be able to continue to attract new buyers and sellers, and we may need to increase our expenses or maintain lower prices, which may have a significant adverse impact on our business, prospects, financial status and operating results.

If we are not able to respond successfully to technological or industry developments, including changes to the business models deployed in our industry, our business may be materially and adversely affected.

Technology and finance market is characterized by rapid technological development, frequent introduction of new products and services, changes in buyers' needs and behaviors, and constantly developing industry standards. As a result, industry participants in technology and finance are constantly changing their product supply and business model, and adopting new technologies to, among other things, improve cost-effectiveness and adapt to buyers' preferences. There is no guarantee that our main competitors will not adopt more effective business strategies than we do, and there is no guarantee that our competitors will not adapt to industry changes faster than we do. If we fail to respond to the development of technology or industry successfully and timely, we may lose sellers and buyers, and our brand, business, prospects, financial status and operating performance may be greatly adversely affected.

Computer viruses, undetected software errors and hacking may cause delays or interruptions on our systems and may reduce the use of our services and damage our brand reputation.

Our online systems, including our websites, mobile apps and our other software applications, products and systems, could contain undetected errors, or "bugs," that could adversely affect their performance. While we regularly update and enhance our websites and IT platform and introduce new versions of our mobile apps, the occurrence of errors in any such updates or enhancements may cause disruptions in the provision of our services and may, as a result, cause us to lose market share, and our reputation and brand, business, prospects, financial condition and results of operations could be materially and adversely affected.

In addition, computer viruses and cyber security compromises have in the past, which to date have not been material, and may in the future cause delays or other service interruptions on our systems. However, we may be subject to hacking attempts by malicious actors who seek to gain unauthorized access to our information or systems or to cause intentional malfunctions, loss or corruption of data or leakages of our buyers’ and sellers’ personal data. While we employ various antivirus and computer protection software in our operations, we cannot provide any assurance that such protections will successfully prevent all hacking attempts (whether through the use of "denial of service" attacks or otherwise) or the transmission of any computer viruses which, if not prevented, could significantly damage our software systems and databases, cause disruptions to our business activities (including to our e-mail and other communications systems), result in security breaches and the inadvertent disclosure of confidential and/or sensitive information and hinder access to our platform.

We may incur significant costs to protect our systems and equipment against the threat of, and to repair any damage caused by, computer viruses and hacking. Moreover, if a computer virus or other compromise of our systems becomes highly publicized, our reputation could be materially damaged, resulting in a decrease in the use of our products and services. The inadvertent transmission of computer viruses could also expose us to liability and legal action, which may adversely affect our business, financial condition and results of operations.

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We may be unable to effectively communicate with our buyers and sellers through email, other messages or social media.

We rely on newsletters in the form of emails and other messaging services in order to promote our platform and inform our buyers of our product offerings and/or the status of their orders, or inform our sellers of any updates on the terms and conditions of the sale of their products on our Marketplace. Changes in how webmail services organize and prioritize emails could reduce the number of buyers and sellers opening our emails. For example, some webmail services offer tools and features that could result in our emails and other messages being shown as "spam" or as lower priority to our consumers, which could reduce the likelihood of consumers opening or responding positively to them. Actions by third parties to block, impose restrictions on, or charge for the delivery of emails and other messages, as well as legal or regulatory changes with respect to "permission-based marketing" or generally limiting our right to send such messages or imposing additional requirements on our ability to conduct email marketing or send other messages, could impair our ability to communicate with our buyers and sellers. If we are unable to send emails or other messages to our buyers and sellers, if such messages are delayed or if buyers and sellers do not receive or decline to open them, we would no longer be able to use this free marketing channel. This could impair our marketing efforts or make them more expensive if we have to increase spending on paid marketing channels to compensate and as a result, our business could be adversely affected.

Additionally, malfunctions of our email and messaging services could result in erroneous messages being sent and buyers and sellers no longer wanting to receive any messages from us. Furthermore, our process of obtaining consent from our buyers to receive newsletters and other messages from us and to allow us to use their data may be insufficient or invalid. As a result, such individuals or third parties may accuse us of sending unsolicited advertisements and other messages, and our use of email and other messaging services could result in claims against us.

Since we also rely on social media to communicate with our buyers, changes to the terms and conditions of relevant providers could limit our ability to communicate through social media. These services may change their algorithms or interfaces without notifying us, which may reduce our visibility. In addition, there could be a decline in the use of such social media by our buyers, in which case we may be required to find other, potentially more expensive, communication channels.

An inability to communicate through emails, other messages or social media could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our business requires significant capital investments and a high level of working capital to sustain our operations and business growth.

Our business needs a lot of capital investment, including building and setting up computer facilities, technology and other types of equipment. These investments support our existing business and expected growth. The forecast involves many uncertain factors, such as the overall economic trend, government supervision and changes in competition. If we can't accurately predict the future capital investment demand, we may not be able to meet the market demand and fall behind others, both of which will have a negative impact on our income and profitability. In addition to forecasting our capital investment demand, we also adjust other elements and cost structure of our operation to cope with unfavorable economic conditions; However, these adjustments may not be enough to maintain our operating profit.

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Our strategic investments or acquisitions may be unsuccessful.

We have acquired, and may continue to acquire other assets, technologies, products and businesses that are complementary to our existing business or otherwise. We may also enter into strategic partnerships or cooperation agreements with other businesses to expand our marketplace. Negotiating these transactions can be time-consuming, challenging and expensive, and our ability to close these transactions may often be subject to regulatory approvals that are beyond our control. In addition, investments and acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, significant amortization expenses related to intangible assets, significant diversion of management attention and exposure to potential unknown liabilities of the acquired business. Moreover, the cost of identifying and consummating investments and acquisitions and integrating the acquired businesses into ours may be significant, and the integration of acquired businesses may be disruptive to our existing business operations. Consequently, these transactions, even if undertaken and announced, may not close. For one or more of those transactions, we may issue additional equity securities that would dilute our shareholders’ ownership interest, use cash that we may need in the future to operate our business, incur debt on terms unfavorable to us or that we are unable to repay, incur expenses or substantial liabilities, encounter difficulties retaining key employees of the acquired company or integrating diverse software codes or business cultures, encounter difficulties in assimilating acquired operations, encounter diversion of management’s attention to other business concerns, and become subject to adverse tax consequences, substantial depreciation, impairment losses, or deferred compensation charges. If our investments and acquisitions are not successful, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We depend upon talented employees, including our senior management and IT specialists, to grow, operate and improve our business, and if we are unable to retain and motivate our personnel and attract new talent, we may not be able to grow effectively.

Our success depends on our continued ability to identify, hire, develop, motivate and retain talented employees. Our ability to execute and manage our operations efficiently is dependent upon contributions from all of our employees. Competition for senior management and key IT personnel is intense, and the pool of qualified candidates is relatively limited. From time to time, some of our key personnel may choose to leave our company for various reasons, including personal career development plans or alternative compensation packages. An inability to retain the services of our key personnel or properly manage the working relationship among our management and employees may expose us to legal or administrative action or adverse publicity, which could adversely affect our reputation, business, prospects, financial condition and results of operations.

Training new employees with no prior relevant experience could be time consuming and requires a significant amount of resources. We may also need to increase the compensation we pay to our employees from time to time in order to retain them. If competition in our industry intensifies, it may be increasingly difficult for us to hire, motivate and retain highly skilled personnel due to significant market demand. If we fail to attract additional highly skilled personnel or retain or motivate our existing personnel, we may be unable to pursue growth, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Employee misconduct is difficult to determine and detect and could harm our reputation and business.

We face a risk that may arise out of our employees’ lack of knowledge or willful, negligent or involuntary violations of laws, rules and regulations or other misconduct. Misconduct by employees could involve, among other things, the improper use or disclosure of confidential information (including trade secrets), embezzlement or fraud, any of which could result in regulatory sanctions or fines imposed on us, as well as cause us serious reputational or financial harm. We have experienced fraudulent misconduct by employees in the past, which to date has not caused any material harm to our business. However, any such further misconduct in the future may result in unknown and unmanaged risks and losses. We have internal audit, security and other procedures in place that are designed to monitor our employees’ conduct. However, despite these controls and procedures there can be no assurance that we will discover employee misconduct in a timely and effective manner, if at all. It is not always possible to guard against employee misconduct and ensure full compliance with our risk management and information policies. The direct and indirect costs of employee misconduct can be substantial, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

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Natural disasters, pandemics, epidemics, acts of war, terrorist attacks and other events could materially and adversely affect our business.

Bad weather conditions and other natural or man-made disasters, including storms, floods, fires, earthquakes, epidemics, epidemics, conflicts, upheavals or terrorist attacks, may disrupt our business and lead to a decrease in revenue. Customers may reduce their demand for our products, or the cost of our business may increase, both of which may have a significant adverse impact on us. Any such event that affects one of our major facilities may cause major disruption or damage to our business, financial condition and operating results.

Under the strong supervision of the government, our business may be controlled.

The Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Risks Related to the Offering and Our Ordinary Shares

The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

Prior to the completion of this offering, our Ordinary Shares were not traded on any market. Any active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Ordinary Shares could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Ordinary Shares, you could lose a substantial part or all of your investment in our Ordinary Shares. The initial public offering price will be determined by us, based on numerous factors and may not be indicative of the market price of our Ordinary Shares after this offering. Consequently, you may not be able to sell our Ordinary Shares at a price equal to or greater than the price paid by you in this offering.

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The following factors could affect our share price:

●	our operating and financial performance;
●	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;
●	the public reaction to our press releases, our other public announcements and our filings with the SEC;
●	strategic actions by our competitors;
●	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;
●	speculation in the press or investment community;
●	the failure of research analysts to cover our Ordinary Shares;
●	sales of our Ordinary Shares by us or other shareholders, or the perception that such sales may occur;
●	changes in accounting principles, policies, guidance, interpretations or standards;
●	additions or departures of key management personnel;
●	actions by our shareholders;
●	domestic and international economic, legal and regulatory factors unrelated to our performance; and
●	the realization of any risks described under this "Risk Factors" section.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Ordinary Shares. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, diver our management’s attention and resources and harm our business, operating results and financial condition.

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and our advisors based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the Ordinary Shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

If our shareholders sell substantial amounts of our Ordinary Shares in the public market, the market price of our Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also make it more difficult for us to sell equity-related securities in the future at a time and price that we deem reasonable or appropriate.

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There can be no assurance that we will not be a passive foreign investment company ("PFIC") for United States federal income tax purposes for any taxable year, which could subject United States holders of our Ordinary Shares to significant adverse United States federal income tax consequences.

A non-United States corporation will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such taxable year is passive income or (ii) at least 50% of the value of its assets (based on average of the quarterly values of the assets) during such year is attributable to assets that that produce or are held for the production of passive income. Based on the current and anticipated value of our assets and the composition of our income assets, we do not expect to be a PFIC for United States federal income tax purposes for our current taxable year ended December 31, 2021 or in the foreseeable future. However, the determination of whether or not we are a PFIC according to the PFIC rules is made on an annual basis and depend on the composition of our income and assets and the value of our assets from time to time. Therefore, changes in the composition of our income or assets or value of our assets may cause us to become a PFIC. The determination of the value of our assets (including goodwill not reflected on our balance sheet) may be based, in part, on the quarterly market value of Ordinary Shares, which is subject to change and may be volatile.

The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations guidance is potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one of more taxable years.

If we are a PFIC for any taxable year during which a United States person holds Ordinary Shares, certain adverse United States federal income tax consequences could apply to such United States person.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an "emerging growth company" under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies, or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

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If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attention report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. The presence of material weakness in internal control over financial reporting could result in financial statement errors, which, in turn, could lead to error our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. We will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Ordinary Shares may not be able to remain listed on the exchange.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

As a foreign private issuer, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. For example, we are not subject to the proxy rules in the United States and disclosure with respect to our annual general meetings will be governed by Cayman requirements. In addition, our officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Ordinary Shares.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq listing standards that allow us to follow Cayman law for certain governance matters. Certain corporate governance practices in the Cayman may differ significantly from corporate governance listing standards as, except for general fiduciary duties and duties of care, Cayman law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we do not intend to rely on home country practice with respect to our corporate governance after we complete with this offering. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

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You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman law.

We are an exempted company incorporated under the laws of the Cayman. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (Revised) of the Cayman and the common law of the Cayman. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman law are to a large extent governed by the common law of the Cayman. The common law of the Cayman is derived in part from comparatively limited judicial precedent in the Cayman as well as from the common law of Cayman, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman. The rights of our shareholders and the fiduciary duties of our directors under Cayman law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman. In addition, Cayman companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

We are an exempted company incorporated under the laws of the Cayman. Shareholders of Cayman exempted companies have no general rights under Cayman law to inspect corporate records or to obtain copies of lists of shareholders of these companies. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman company and substantially all of our assets are located outside of the United States. In addition, substantially all of our current directors and officers are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board ("PCAOB"), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small, and our company’s insiders will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

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If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities or subsequently delists our securities from trading, we could face significant consequences, including:

●	limited availability for market quotations for our securities;
●	reduced liquidity with respect to our securities;
●	a determination that our Ordinary Share is a "penny stock," which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;
●	limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our ordinary shares following our public offering. If you purchase our ordinary shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our ordinary shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

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●	actual or anticipated fluctuations in our revenue and other operating results;
●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
●	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;
●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
●	lawsuits threatened or filed against us; and
●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. In the event that we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled "Use of Proceeds" or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value. As of the date of this Prospectus, Management has not determined the types of businesses that the Company will target or the terms of any potential acquisition.

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. In the event that we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

Our international operations are subject to a variety of legal, regulatory, political and economic risks.

Our international activities are significant to our revenues and profits, and we plan to further expand internationally. In certain international market segments, we have relatively little operating experience and may not benefit from any first-to-market advantages. It is costly to establish, develop, and maintain international operations, and promote our brand internationally. Our international operations may not become profitable on a sustained basis.

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In addition, our international sales and operations are subject to a number of risks, including:

●	local economic, inflation and political conditions;
●	government regulation (such as regulation of our product and service offerings and of competition); restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs); nationalization; and restrictions on foreign ownership;
●	restrictions on sales or distribution of certain products or services and uncertainty regarding liability for products, services, and content, including uncertainty as a result of less Internet-friendly legal systems, local laws, lack of legal precedent, and varying rules, regulations, and practices regarding the physical and digital distribution of media products and enforcement of intellectual property rights;
●	business licensing or certification requirements;
●	limitations on the repatriation and investment of funds and foreign currency exchange restrictions;
●	limited fulfillment and technology infrastructure;
●	potential impact of the COVID-19 pandemic on our business operations and the economy in globally;
●	shorter payable and longer inventory and receivable cycles and the resultant negative impact on cash flow;
●	laws and regulations regarding consumer and data protection, privacy, network security, encryption, payments, advertising, and restrictions on pricing or discounts;
●	lower levels of use of the Internet;
●	lower levels of consumer spending and fewer opportunities for growth compared to the U.S., Europe, Japan or the Cayman;
●	difficulty in staffing, developing, and managing foreign operations as a result of distance, language, and cultural differences;
●	different employee/employer relationships and the existence of works councils and labor unions;
●	differing labor regulations where labor laws may be more advantageous to employees as compared to the U.S. and the other jurisdictions we operate in;
●	compliance with the U.S. Foreign Corrupt Practices Act and other applicable U.S. and foreign laws prohibiting corrupt payments to government officials and other third parties;
●	laws and policies of the U.S. and other jurisdictions affecting trade, foreign investment, loans, and taxes; and geopolitical events, including pandemic, war and terrorism.

With the growth of high-tech, e-commerce and financial services and other services, competition will intensify, including through the adoption of constantly developing business models. Local companies may have a great competitive advantage because they have more knowledge and concern about local customers and their more mature local brands. Failure to hire, train, retain and manage enough necessary personnel may limit our international development.

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INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. While we believe our internal company research as to such matters is reliable, it has not been verified by any independent source.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled "Risk Factors." These and other factors could cause our future performance to differ materially from our assumptions and estimates. See "Special Note Regarding Forward-Looking Statements."

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $ million after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of $ per ordinary share (excluding any exercise of the underwriters’ over-allotment option).

A $ increase (decrease) in the assumed initial public offering price of $ per share would increase (decrease) the net proceeds to us from this offering by approximately $ million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary share offered by us as set forth on the cover page of this prospectus, provided, however, that in no case would we decrease the initial public offering price to less than $ per share.

Description of Use	Estimated Amount of Net Proceeds (US $)	Percentage
Technical research and development investment		30%
Market Promotion and Brand Building		30%
Business expansion and strategic layout		30%
Team building and talent recruitment		10%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business.

Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

From time to time, we may also enter into other loan or credit agreements or similar borrowing arrangements that may further restrict our ability to declare or pay dividends on our common stock. Our board of directors will have sole discretion in making any future determination to pay dividends, subject to applicable laws, taking into account, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

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CAPITALIZATION

The following table sets forth our capitalization as of Dec 31, 2025 as follows:

●	on an actual basis; and

●	on an adjusted basis to reflect the sale of ordinary shares in this offering, at an assumed initial public offering price of $ per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with "Use of Proceeds," "Summary Consolidated Financial and Operating Data," "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

As of December 31, 2025
	Actual	Pro Forma As Adjusted
Shareholder’s Equity:
Ordinary shares, US$0.0001 par value per share
Statutory reserves
Additional paid-in capital
Retained earnings
Accumulated other comprehensive loss
Total shareholders’ equity
Total capitalization

(1)Gives effect to the sale of          Ordinary Shares in this offering at an assumed initial public offering price of $          per share and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and our estimated offering expenses.

(2)	Pro forma adjusted additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts and non-accountable expense allowance, and other expenses. We expect to receive net proceeds of approximately $ ($ offering, less underwriting discounts of $ , non-accountable expense allowance of $ , accountable expenses of $ and offering expenses of $ ).

Each $1.00 increase (decrease) in the assumed initial public offering price of $ per Ordinary Share would increase (decrease) the pro forma as adjusted amount of total capitalization by $          million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of one million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by $          million, assuming no change in the assumed initial public offering price per Ordinary Share as set forth on the cover page of this prospectus.

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CORPORATE HISTORY AND STRUCTURE

Corporate History

Hong qi bang bang kai man science and technology development Co., Ltd., a Cayman company established on March 28, 2025, is the issuer of the ordinary shares provided in this prospectus. Prior to this issuance and transaction (see the definition below), all our business operations were conducted through Hong qi bang bang kai man science and technology development Co., Ltd.

Corporate Structure

The following chart illustrates our corporate structure, including our subsidiaries, as of the date of this prospectus. The percentages shown on the following chart represent percentages of equity ownership:

（The picture of Corporate Structure）

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See "Disclosure Regarding Forward-Looking Statements" for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

Our Company

We are a companion enterprise service technology company driven by "actual combat experience".

We know that technology is not an end in itself, but a tool to achieve business success. Therefore, we are different from pure technology-driven software companies and pure theoretical consulting institutions. Our uniqueness lies in:

1. We have a "map from the battlefield"

Our core advantage stems from the founder's real business experience of spanning failure and success for more than ten years. We have personally experienced the challenges of traditional industries and are deeply involved in the training and growth of modern enterprises. This means that every solution we provide you, whether it is a software system or advice, is not an armchair strategist, but a "battle map" that has been tested in practice and can really cope with the complexity of the market.

We are the "external co-founders" of entrepreneurs.

We don't want to be just Party A and Party B, but we'd rather be your business partner. Like the co-founders, we deeply understand your vision and dilemma, providing not only tools, but also wisdom and companionship. From strategic planning (enterprise management consulting and project planning) to technology realization (software development and Internet of Things services) to market expansion (Internet sales and marketing promotion), we provide one-stop and end-to-end growth support, aiming to become your most trusted long-term business partner.

3. We are translators who use technology to "empower" value.

We are good at combining cutting-edge technologies (such as software development, Internet of Things and big data) with your industry knowledge "translation" and transforming them into simple and easy-to-use products and solutions that can directly improve efficiency and create income. Our goal is to make science and technology no longer unfathomable, but to become the most effective lever in your hands, inciting growth and amplifying value.

Our History and Development

1. Company history and evolution

Start-up period: laying the foundation

Time: 2018-2020

Stage characteristics: The company was co-founded by several co-founders with deep industry experience, and initially focused on providing IT technical support and simple website construction services for local SMEs.

Key achievements: accumulated the first batch of loyal customers in the local market, formed a stable cash flow, and established a core technical and service team.

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Growth period: setting the direction

Time: 2021-2023

Stage characteristics: With the outbreak of market demand for digital transformation, the company keenly seized the opportunity and shifted its business focus to providing customized management software solutions for enterprises. Successfully implemented ERP and CRM systems for several benchmark customers, and established a good reputation in specific industries.

Key achievements: the business scope has expanded from local to neighboring provinces, and the annual revenue has achieved rapid growth. The company has defined the service concept with "technology-driven efficiency improvement" as the core.

Expansion period: building a system

Time: 2024-present

Stage characteristics: the company began to productize the successful project experience and developed standardized SaaS products, which reduced the service cost and improved the reproducibility. At the same time, a formal sales, marketing and service team has been established to transform from a project-based company to a company that pays equal attention to products and services.

Key achievements: formed a clear product line, established a mature customer success system, realized large-scale revenue, and laid a solid foundation for rapid development in the future.

2. Future development planning

Short-term development goals: deepening and expanding

Time: 1-2 years in the future

Market level: deepen the existing advantageous industries and strive to become the preferred service provider in this segment. At the same time, enter 1-2 new adjacent industry markets in a planned way.

Product level: Iterate existing SaaS products continuously to enhance their ease of use and intelligence level. Explore the application of artificial intelligence technology in products to provide customers with predictive analysis and automated decision support.

Operational level: optimize internal processes and improve per capita efficiency. Strengthen brand building and enhance the company's popularity in the target market.

Medium and long-term development strategy: platformization and sustainable development

Time: the next 3-5 years

Business model: Explore the platform development path, gradually build a partner ecosystem, attract third-party developers to jointly provide services for customers, and evolve from "solution provider" to "value ecological enabler".

Technical layout: continuously pay attention to and invest in forward-looking technical research to ensure the advancement and security of technical architecture.

Sustainable development: integrate environmental, social and governance concepts into the company's operation and product design, develop product functions that meet ESG standards, and help customers achieve sustainable development goals, so as to build new competitive advantages.

Summary: The development path of our company is clear, starting from project services, gradually moving towards productization and standardization, and focusing on future platform-based ecological construction. We will always adhere to customer demand as the center, and realize the long-term value of the company through continuous technological innovation and steady business expansion.

Major Factors Affecting Our Results of Operations

The key factors affecting the operating results can be specifically analyzed as follows:

1. Changes in market environment:

Economic fluctuation: economic recession or instability will lead to a decline in investor confidence and affect the activity of the capital market, thus reducing capital inflows and investment opportunities.

Interest rate change: The rise of interest rate may lead to the increase of financing cost, affect the profitability of the company and the borrowing demand of customers, and inhibit business growth.

Regulatory policy: The increasingly strict regulatory policy in the financial industry and the increasing cost of compliance may limit the company's business expansion and innovation ability.

Technological backwardness and lack of innovation:

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2. Insufficient investment in R&D: Failure to invest enough in key technical fields such as artificial intelligence, big data analysis and blockchain, resulting in products and services that cannot meet market demand.

Lagging technology update: In the highly competitive field of technology and finance, failure to update and optimize the technology platform in time may lead to a decline in customer experience and loss of market share.

Information security risks: security incidents such as data leakage and cyber attacks may lead to a decline in customer trust and affect the company's reputation and customer relationship.

3. Low management efficiency:

Decision-making delay: In the rapidly changing market environment, the management failed to respond quickly, missed investment opportunities or market trends, resulting in a decline in performance.

Complex organizational structure: too complex management level may lead to poor information transmission and affect decision-making efficiency and business execution.

Brain drain: The loss of senior management or core technical team may lead to the loss of knowledge and experience, and affect the company's innovation ability and market competitiveness.

4. Changes in customer demand:

Insufficient market research: failure to understand the changes in customer needs and preferences in time, resulting in products and services that cannot meet market expectations and affecting customer satisfaction and loyalty.

Poor customer relationship management: the lack of effective customer relationship management strategy may lead to customer loss and affect revenue and market share.

Poor user experience: complex product interface and slow service response may lead to customer dissatisfaction and affect brand image and market reputation.

5. Poor financial management:

Liquidity of funds: insufficient cash flow may lead to failure to meet operational requirements and affect the normal operation and investment ability of the company.

High debt risk: excessive debt level may lead to rising financial costs and affect the profitability and sustainable development of the company.

Poor budget control: lack of effective budget management may lead to waste of resources and investment mistakes, affecting the overall financial health.

6. The brand image is damaged:

Impact of negative events: If there are compliance problems, customer complaints or negative news, the brand image may be seriously damaged, resulting in a decline in customer trust.

Marketing strategy error: improper marketing or advertising strategy may lead to a decline in brand awareness and affect customer acquisition and retention.

Lack of brand differentiation: in the homogenization competition, the lack of unique brand positioning and value proposition may lead to a decline in market attractiveness.

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7. External environmental risks

Market competition has intensified: the entry threshold of science and technology service industry has gradually decreased, and emerging enterprises have been pouring into the market. Competitors may compete for customer resources through price wars or technological innovation, which poses a threat to the market share and profitability of enterprises.

Fluctuation of international economic situation: global economic recession, trade friction or large fluctuation of exchange rate may affect the stability of transnational business operation of enterprises and increase the uncertainty of overseas market expansion.

Natural disasters and public health events: Force majeure factors such as earthquakes and epidemics may lead to business interruption, supply chain delay and suspension of customer projects, which directly affect business income and customer satisfaction.

8. Supply chain and partner risks

Vendor Dependence Risk: Overreliance on a single vendor in cloud computing infrastructure, core software components and other fields will have a chain reaction to the continuity and quality of enterprise service delivery if service interruption or technical compatibility problems occur.

Risk of supply chain interruption: global chip shortage, geopolitical conflict or logistics obstruction may lead to the increase of hardware procurement cost and the extension of delivery cycle, which will affect the implementation progress of the overall solution.

9, talent and organizational management risk

Shortage of professional talents: The supply of high-end talents in frontier technologies such as artificial intelligence, big data and blockchain is in short supply. If enterprises lack effective attraction and retention mechanisms, it will restrict the speed of technological innovation and business expansion.

Mismatch of employee skills: Under the background of accelerating technical iteration, if the internal training system is not updated in time, the employee skills may fall behind the development needs of the industry, affecting the efficiency of project implementation and customer satisfaction.

10, product and service innovation risk

Single risk of product line: over-reliance on a few standardized services makes it difficult to meet the growing customization needs of customers, which may lead to the decline of market competitiveness and the loss of customers.

Lagging innovation iteration: Failure to track and apply emerging technologies (such as AIGC and low-code platform) in time may lead to insufficient technical content of the solution and be replaced by competitors with more advanced technical capabilities.

11. Customer acquisition and retention risks

The cost of customer acquisition continues to rise: the competition of digital marketing channels is fierce, and the effect of traditional promotion methods is decreasing. Enterprises need to invest more resources to maintain customer conversion efficiency, which puts pressure on profit margins.

Decline in customer loyalty: slow service response, insufficient personalized experience or more attractive solutions from competitors may lead to lower customer renewal rate and increase business growth pressure.

12, data management and technical governance risk

Data island problem: The internal system of the enterprise is fragmented and the data standards are not uniform, which will hinder cross-departmental collaboration and data value mining, and affect decision-making efficiency and optimal allocation of resources.

Insufficient data analysis ability: Lack of advanced data analysis tools or professionals may cause enterprises to be unable to extract key business insights from massive data and miss market opportunities.

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13. Risk management and compliance challenges

Imperfect risk identification mechanism: lack of sensitivity to potential risks such as technical route change and policy and regulation adjustment may make enterprises face sudden business crisis.

Lack of emergency plan: in the face of emergencies such as cyber security attacks and the resignation of core technical backbone, if there is no systematic response plan, it may amplify the losses and affect the reputation of the enterprise.

14. Brand and Social Responsibility Risk

Technology debt accumulation: ignoring system architecture optimization in pursuit of short-term project delivery will lead to technology debt accumulation in the long run, increase system maintenance cost and restrict subsequent function iteration.

Requirements for sustainable development: If ESG concept is not integrated into enterprise strategy (such as green data center and digital inclusion), it may face regulatory pressure, investor doubts and public trust decline.

Summary: Science and technology service enterprises need to establish a dynamic risk monitoring system, and systematically enhance their resilience and sustainable competitiveness through supply chain diversification, talent echelon construction, innovation mechanism optimization and compliance improvement.

Our Marketing and Sales

In the current competitive market environment, it is very important to formulate effective marketing and sales strategies for acquiring customers. Here are some detailed strategies to help us succeed in marketing and sales:

marketing strategy

1. Accurate market positioning

Objective: To define the target customer groups in the science and technology service industry and formulate personalized marketing information.

Measures:

Through industry research and data analysis, the portrait of enterprise customers is constructed, including industry attributes, enterprise scale, digital transformation stage and key person characteristics of decision chain.

Design differentiated solutions for different market segments (such as traditional enterprise transformation customers, high-growth technology start-ups, etc.) to ensure that marketing content is highly compatible with customer business pain points.

2. Content marketing

Objective: To establish technical authority through professional content and attract potential customers.

Measures:

Publish industry white papers, technical practice cases and digital transformation research reports, highlighting the company's technical landing capabilities in the fields of AI and big data.

Distribute content through professional technical communities and platforms such as LinkedIn to attract the attention of enterprise technical decision makers.

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3. Digital Marketing and SEO Optimization

Objective: To improve the online exposure of technology service brands and obtain accurate traffic.

Measures:

Optimize the website content for keywords such as "enterprise digital transformation solution" and "AI technology application", and strengthen the industry insight output of technology blogs.

Put in accurate search engine advertisements and push them to customers in high-demand industries such as manufacturing, finance and medical care.

4. Social media marketing

Objective: To build an interactive industry ecosystem through a professional platform.

Measures:

Regularly publish technical trends, customer success stories and industry activity information on LinkedIn, WeChat WeChat official account and other platforms to enhance the stickiness of professional audiences.

Conduct online technical seminars, invite industry experts to share live, and enhance brand influence.

5. Cooperation and alliance marketing

Goal: Expand the reach of customers through ecological cooperation.

Measures:

Establish joint solution cooperation with cloud computing providers and industry associations to jointly explore the market.

Cooperate with academicians, experts and industry KOL to promote technology salons or benchmarking projects, so as to enhance brand credibility.

6. Sales strategy

Establish an efficient sales team

Objective: To build a sales echelon with both technical understanding and business ability.

Measures:

Recruit sales talents with technical background, organize product technical training and industry trend sharing regularly, and improve team professionalism.

Set key indicators such as customer conversion rate and customer unit price, and combine performance incentive system to stimulate team kinetic energy.

7. Customer Relationship Management (CRM) system

Objective: to realize the refined management of customers' whole life cycle.

Measures:

Record customer demand, communication history and project stage through CRM system, and customize differentiated follow-up strategy.

Analyze customer data, identify high-value customers and give priority to resource allocation to promote repurchase and cross-selling.

8. Personalized sales experience

Objective: to improve the transaction conversion rate with customized solutions.

Measures:

Provide targeted solution demonstration and ROI analysis based on customer business scenarios, such as verifying the feasibility of technical solutions through sand table simulation.

Combine offline technical exchange and online follow-up to establish a multi-level customer communication mechanism to enhance trust.

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9. Customer education and training

Objective: To lower the threshold of customer decision-making through knowledge empowerment.

Measures:

Regularly hold product practical training sessions and industry benchmark case sharing sessions to help customers understand the technical value.

Provide modular product documentation and video tutorials to support customers to quickly get started with key functions.

10. After-sales service and customer care

Objective: to improve customer retention and word-of-mouth recommendation with continuous service.

Measures:

Establish a full-time customer success team, provide 7×24-hour technical support and regular health examination to ensure the stable operation of customer projects.

Collect feedback through quarterly business resumption meeting and customer satisfaction survey to continuously optimize service process.

Summary:

Through the above strategies, technology service companies can systematically open up the whole link from brand exposure to customer transformation. The core lies in the deep coupling of technical expertise (such as AI and big data capabilities) with customer business scenarios, while continuously optimizing the input-output ratio through data-driven refined operations. It is suggested to review the market feedback regularly and adjust the strategy dynamically to maintain the competitive advantage.

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BUSINESS

Our Mission

Our mission is to build the most trustworthy asset management and industrial empowerment platform in the world through technological innovation and data-driven. We are committed to empowering traditional industries and embracing the digital future. Drive industrial innovation with wisdom and technology to create a more dynamic and efficient business ecosystem. Promote the digital transformation and upgrading of the industry, and finally build a dynamic and innovative enterprise. By continuously deepening the application of cutting-edge technologies such as artificial intelligence, big data and blockchain, we will promote the transformation and development of the industry and realize the vision of technology-led, trust-driven and ecological synergy.

Overview

We are a companion enterprise service technology company driven by "actual combat experience".

We know that technology is not an end in itself, but a tool to achieve business success. Therefore, we are different from pure technology-driven software companies and pure theoretical consulting institutions. Our uniqueness lies in:

1. We have a "map from the battlefield"

Our core advantage stems from the founder's real business experience of spanning failure and success for more than ten years. We have personally experienced the challenges of traditional industries and are deeply involved in the training and growth of modern enterprises. This means that every solution we provide you, whether it is a software system or advice, is not an armchair strategist, but a "battle map" that has been tested in practice and can really cope with the complexity of the market.

We are the "external co-founders" of entrepreneurs.

We don't want to be just Party A and Party B, but we'd rather be your business partner. Like the co-founders, we deeply understand your vision and dilemma, providing not only tools, but also wisdom and companionship. From strategic planning (enterprise management consulting and project planning) to technology realization (software development and Internet of Things services) to market expansion (Internet sales and marketing promotion), we provide one-stop and end-to-end growth support, aiming to become your most trusted long-term business partner.

3. We are translators who use technology to "empower" value.

We are good at combining cutting-edge technologies (such as software development, Internet of Things and big data) with your industry knowledge "translation" and transforming them into simple and easy-to-use products and solutions that can directly improve efficiency and create income. Our goal is to make science and technology no longer unfathomable, but to become the most effective lever in your hands, inciting growth and amplifying value.

Our Competitive Strengths

Our competitive advantage is embodied in many dimensions, including the following aspects:

1, data integration and insight.

Multi-source heterogeneous data fusion: We have the ability to integrate multi-source data across capital market, consumer market and supply chain, and realize standardized governance and real-time flow of heterogeneous data through a unified data platform, forming a panoramic market perspective.

High real-time and dimensional advantages: the data update delay is less than 1 minute, which is significantly better than the industry average of 5 minutes; Data dimension covers 30% more than peers, including dynamic transaction flow, supply chain logistics, consumer behavior and other multi-dimensional indicators, which improves the accuracy of decision-making.

Intelligent decision support: Real-time and automation of business insight can be realized through data center and visualization tools, which can help enterprises to quickly respond to market changes and improve decision-making efficiency by 40%.

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2. AI algorithm is deeply integrated with business scenarios.

Scenario algorithm customization: abandon the general model and develop special algorithms for scenarios such as investment, risk control and e-commerce product selection to achieve accurate matching between business needs and technologies. For example, in supply chain forecasting, the error rate of the algorithm is 25% lower than that of the traditional model.

Quantifying business value: the revenue contribution of AI-driven business accounts for 25% (the industry average is less than 10%), in which the intelligent product selection system helps the e-commerce conversion rate increase by 18% and the risk control model reduces the bad debt loss by 30%.

Continuous iteration mechanism: through the closed-loop feedback of user behavior data, the adaptability of the model is optimized, and the algorithm is iterated once every quarter to maintain the technological leadership.

3. Full link technology collaboration and efficiency improvement

Cross-business data access: relying on the technical middle platform to integrate the data of investment and research, e-commerce and service, eliminate information islands and improve the efficiency of cross-module data call by 60%.

Intelligent resource scheduling: Through elastic computing power distribution and dynamic load balancing technology, the system resource utilization rate reaches 85% (the industry average is 50%), which supports stable response in high concurrent business scenarios.

End-to-end efficiency optimization: Full-link collaboration improves decision response speed by 40%, shortens supply chain order processing time by 50%, and significantly reduces operating costs.

4. Compliance, security and global trust system

Multi-regional compliance certification: it meets the requirements of 12 regional regulations in the world, such as GDPR of the European Union and data security law in the Asia-Pacific region, covering 5 regions more than its peers, and has passed international certification such as ISO27001.

Active security protection: Combining blockchain traceability and privacy computing technology, data encryption transmission and access control are realized, and the incidence of security incidents is less than 0.01%.

Quantitative management of trust: the "trust" is indexed by AI risk control and blockchain technology, such as the supply chain traceability system, which reduces the product fraud rate by 90% and enhances the confidence of customers and investors.

5, innovative technology application and risk control

Management Behavior Portrait System: Based on NLP technology, it analyzes public speeches and financial reports meetings, generates management trust scores, accurately warns moral hazard, and avoids potential losses of over 500 million yuan in the past three years.

AI real-time risk control system: adopting VaR model and intelligent stop-loss warning, it can identify combination fluctuation and trigger lightening within 0.5 second, with leading response speed in the industry.

Intelligent allocation of floating deposits: through the dynamic allocation strategy of low-risk assets, the proportion of risk assets is controlled within 15%, and the income stability is improved by 20%.

summary

Through the systematic integration of the above capabilities, we have built a comprehensive competitive advantage with data-driven decision-making, AI-enabled business, full-link collaboration, and compliance and safety moat as the core, which not only achieves efficiency breakthrough in the technical level, but also forms sustainable growth momentum in the business model.

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Our Opportunities

We are in an era of commercial change with digitalization and intelligence as the core, which brings us multiple strategic development windows. Our opportunities are mainly reflected in the following aspects:

1. The urgent need for digital transformation of SMEs

Market Status: In the post-epidemic era, the demand of small and medium-sized enterprises for cost reduction and efficiency improvement, online marketing and digital management has exploded, but their own technology, talents and funds are limited, and there is a huge "digital gap".

Our opportunity: We have both the strategic vision of "enterprise management consulting" and the landing ability of "software development and technology promotion", and can provide a one-stop digital transformation solution that is "lightweight, modular and cost-effective". From building online shopping malls (Internet sales) to optimizing internal processes (enterprise management), the market space is extremely broad.

2. The cost threshold for the application of AI and large model technology is lowered.

Technical trend: AI and large-scale language models are moving from "technical dazzle" to "inclusive tools", and the application cost continues to decline, which makes it possible for small and medium-sized enterprises to deploy intelligent customer service, intelligent marketing, data analysis and other applications.

Our opportunity: We can take advantage of this trend to package AI capabilities into standardized SaaS services or low-code development modules and integrate them into our enterprise service packages. For example, developing intelligent sales assistants for customers and automatically generating marketing copy will greatly enhance the technical content and added value of our services and form a generation gap with traditional service providers.

3. The thirst for professional services in industrial upgrading

Industry background: Traditional manufacturing industry and local service industry are facing fierce competition, so it is urgent to enhance brand value through "professional design, corporate image planning and project planning" and realize lean management and service innovation through "Internet of Things technology and data processing".

Our opportunity: We span the complex business structure of "technology" and "planning", which enables us to deeply subdivide industries (such as clothing, aquaculture, food sales, etc.), provide customized services that deeply integrate industry knowledge, and help traditional industries achieve branding and intelligent upgrading, thus opening up high-value vertical markets.

4. Enterprises' preference for practical training is enhanced.

Demand change: the enterprise training market is abandoning the empty theory and turning to the pursuit of "practical empowerment" that can directly bring about performance growth. The founder's 15 years of sales and training experience is a scarce resource under this trend.

Our opportunity: We can develop the founder's successful methodology into an intellectual property training course system, and use it as a drainage product and value-added service through the combination of "online and offline", which is strongly bound with our software and consulting business to build a moat of "scheme+training".

5. ESG and the new track brought by sustainable development

Policy and market orientation: The government and enterprises pay more and more attention to ESG (environment, society and governance) and sustainable development, which has given birth to the demand for new services such as green technology, compliance consulting and social responsibility reporting.

Our opportunity: We can lay out the ESG consulting track for small and medium-sized enterprises in advance on the basis of "consulting planning service" to help them carry out sustainable project planning and public relations communication, which not only conforms to the macro trend, but also can enhance our brand style and seize the blank spot of market cognition.

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6. Regional economic vitality and policy dividend

Geographical advantages: It is our plan to give priority to the development of the Asia-Pacific region. Governments of various countries have provided a number of policy support for the development of science and technology enterprises, digital economy and small and medium-sized enterprises, including tax relief and project subsidies.

Our opportunity: As a technology company, we can actively apply for patents, make full use of local policy dividends, reduce operating costs, and deepen the Asia-Pacific market to turn regional advantages into our basic disk.

7. Integration opportunities to build an enterprise service ecosystem

Industry trend: At present, the enterprise service market is highly dispersed, and customers need to connect with multiple suppliers. The market calls for platform companies that can provide integrated services.

Our opportunity: Our extensive business lines of "from software to marketing, from consulting to training" enable us to have the embryonic form of building a service ecology of "macro enterprises to help" enterprises. Through strategic cooperation or investment incubation, we can connect more high-quality service partners, and finally become a platform to efficiently match the needs of enterprises and service resources, so as to maximize the value.

summary

By accurately grasping the above seven opportunities, Acer can give full play to its unique advantages of "actual combat genes, comprehensive services and technical empowerment", establish a clear growth path in the magnificent SME service market, and realize the leap-forward development from "service provider" to "growth partner" and then to "ecological platform".

Our Threats

In the current rapidly changing global market environment, the science and technology service industry is facing multiple threats in the process of internationalization, which come from both internal competition and external international environment. The following are the main threats that we need to focus on:

1. Intensified market competition and the threat of service homogenization

The competition in the global science and technology service market is showing a white-hot trend. On the one hand, international technology giants seize market share through low-price strategy by virtue of brand advantages and capital strength; On the other hand, local science and technology enterprises in emerging markets have risen rapidly, forming a competitive advantage with their deep understanding of the local market and flexible service model. In hot areas such as cloud computing and artificial intelligence, the homogenization of technical solutions is becoming increasingly serious. If enterprises cannot establish unique technical barriers and differentiated service models, they will face the pressure of continuous decline in profit margins.

2. Acceleration of technical iteration and brain drain risk

The current technology update cycle has been shortened to 6-12 months, especially in frontier fields such as artificial intelligence and blockchain. Enterprises need to continuously increase investment in R&D, but the shelf life of innovation achievements is constantly shortening. In terms of talents, the global competition for high-end technical talents has intensified. Silicon Valley technology companies often provide 2-3 times the salary package for top talents as domestic enterprises, while providing more advanced research equipment and a broader innovation platform. This talent siphon effect makes local science and technology service enterprises face great challenges in talent retention and introduction, which directly affects the innovation speed and delivery quality of enterprises.

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3. Joint risks of customer operating conditions and budget fluctuations

The customer groups of science and technology service enterprises are distributed in different industries and regions, and their operating conditions are significantly affected by the global economic cycle. In the economic downturn, corporate customers often give priority to cutting long-term investment such as digital transformation and use funds to maintain core business operations. For example, during the epidemic, more than 60% of enterprises postponed or cancelled digital transformation projects. In addition, economic fluctuations in different countries have differentiated characteristics. Currency exchange rate fluctuations in emerging markets and inflationary pressures in developed markets will have a direct impact on customers' payment ability and payment cycle, increasing the risk of accounts receivable of enterprises.

4. Project delivery and quality control risks

International project delivery faces multiple challenges. First of all, there are communication efficiency problems in cross-cultural teamwork, time zone differences lead to real-time collaboration difficulties, and cultural differences affect team tacit understanding. Secondly, different countries have their own regulatory requirements on technical standards and data privacy, and the project needs to meet the compliance standards of multiple jurisdictions. Furthermore, the management complexity of distributed teams has increased exponentially, and how to ensure that all teams follow the unified quality standards and delivery processes is a big problem. If these problems are not handled properly, it may lead to project delay, cost overrun and even contract disputes.

5. Data security and privacy compliance risks

Global data protection regulations are showing a trend of fragmentation. Enterprises need to establish a complex compliance system, equipped with a dedicated compliance team, which significantly increases operating costs. At the same time, the requirement of data localization forces enterprises to build or rent data centers in many countries, which further pushes up infrastructure investment. Network security threats are also escalating, and organized hacker attacks and supply chain security risks pose a serious threat to enterprises.

6. Lack of brand awareness and high cost of market education

Emerging science and technology service enterprises are facing the dual challenges of brand building in the process of internationalization. In developed markets, it is necessary to compete with local enterprises that have been deeply cultivated for many years to break the existing market structure; In emerging markets, it is necessary to undertake the heavy responsibility of educating users and cultivating markets. All these require a lot of money for brand promotion and market education. In addition, there are significant differences in user habits and demand characteristics in different markets, and enterprises need customized marketing strategies and product solutions for each market, which further increases the cost and complexity of market development.

Summary:

The internationalization of science and technology service enterprises is full of challenges, which requires enterprises to establish a systematic capacity system in technological innovation, personnel training, risk management and control, localization operation and so on. It is suggested that enterprises should adopt the internationalization strategy of focusing on key markets in stages, establish competitive advantages in specific regional markets first, and then gradually expand their business scope. At the same time, we should establish an agile organizational structure and decision-making mechanism to enhance our adaptability to changes in the international market. In terms of compliance, it is necessary to lay out in advance and establish a professional multinational compliance team to ensure that business development meets local regulatory requirements. Finally, we should pay attention to localization and quickly integrate into the local market through acquisition, joint venture and strategic cooperation to reduce the risk of international operation.

Our Strategies

When formulating future development strategies, we need to consider short-term and long-term goals to ensure the company's sustainable growth and market competitiveness. The following are detailed short-term and long-term development strategies:

1. Short-term development strategy (1-2 years): deepen the foundation and verify the model.

The core goal of this stage is to use the company's unique "practical experience" advantage to standardize and productize services, quickly occupy the local market and establish a brand reputation.

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Technology and service productization

Objective: To transform the founder's actual combat methodology into replicable standardized products, reduce delivery costs, and improve scalability and profitability.

Measures:

Strengthen the combing and packaging of existing enterprise service solutions, and develop 1-2 cost-effective and ready-to-use standardized SaaS software products or service packages, such as "Intelligent Risk Control System for SMEs" or "One-stop Digital Marketing Toolkit".

Strengthen network security measures, conduct regular security audits and vulnerability tests on self-developed software platforms and stored customer data to ensure the security and compliance of data and systems.

Introduce low-code development platform and AIGC technology to improve the customization speed and customer experience of the solution, and improve the system flexibility and service response speed.

Market Focus and Brand Building

Objective: To enhance the brand awareness of "HQBB" in target areas (such as Asia-Pacific region), create successful cases and attract high-quality customers.

Measures:

Through digital marketing, industry community and online and offline activities, we will focus on promoting the unique selling point of "the founder's actual combat experience" and enhance the brand's market exposure and credibility.

Carry out digital transformation theme sharing meetings or open classes for small and medium-sized enterprises, productize core training content, enhance potential customers' awareness of digital value, and at the same time serve as an effective drainage means.

Concentrate resources to serve several local benchmark customers in depth, form a "lighthouse case" with industry influence, and spread it through case studies, white papers and other forms to show the company's technological advantages and successful experience.

Customer experience and successful management

Objective: To improve customer satisfaction and loyalty, establish long-term partnership and realize word-of-mouth communication.

Measures:

Establish a perfect customer feedback mechanism, conduct regular user experience surveys, deeply understand customer needs and pain points, and quickly iterate products and services.

Provide personalized consulting advice and services based on customer business data, and use experience and methodology to tailor the growth path for customers.

Establish an efficient customer success team to ensure that the problems encountered by customers in the process of project delivery and use can be solved quickly, from "project delivery" to "customer success".

2. Long-term development strategy (3-5 years): ecological layout and sustainable growth

The core goal of this stage is to build a moat, upgrade from project-driven to product-and platform-driven, and realize large-scale growth and sustainable development.

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Platformization and ecological construction

Objective: to transform from "solution provider" to "enterprise service ecological platform", enhance customer stickiness and open up new revenue sources.

Measures:

After the core SaaS products have accumulated enough users, the API interface will be gradually opened to attract third-party service providers (such as finance, taxation, law and marketing agencies) to build an ecological platform that can provide one-stop services for SMEs.

Conduct market research, identify vertical industries (such as retail and manufacturing) or regional markets with growth potential, and cooperate with excellent local or industry service providers by establishing strategic alliances, investments or joint ventures to rapidly expand the service network.

Under the premise of obtaining customer authorization and ensuring data security, we will use desensitized industry data to provide value-added services such as market insight reports and deepen value creation.

Innovation Drive and Forward-looking Layout

Objective: To maintain the advanced technology and service mode, build core barriers and lead the market demand.

Measures:

Continue to invest in research and development, explore the application of new technologies such as AIGC and blockchain to intelligent marketing content generation, supply chain traceability, data transparency and other scenarios, and develop innovative service products.

Set up innovation laboratories, encourage internal teams to carry out technological exploration and business model innovation, and at the same time strengthen cooperation with universities and scientific research institutions to promote internal innovation culture.

Explore the combination with ESG trends, develop sustainable development consulting services for small and medium-sized enterprises, help customers carry out green transformation and compliance management, and enhance brand social value.

Organizational Development and Talent Engine

Goal: to build a high-quality and professional team that can support the company's long-term development.

Measures:

Formulate a scientific talent recruitment and development plan, focusing on introducing high-end talents with international vision, innovative ability and compound knowledge structure.

Establish a sound training system and career development plan for employees, provide clear promotion channels for employees, and implement diversified incentive measures such as partner mechanism and equity incentive to stimulate team vitality.

Refine and carry forward the enterprise core values of "being a good person first, then taking the road of success", create a positive, innovative and enterprising cultural atmosphere, and enhance the sense of belonging and cohesion of employees.

Through the above strategies, we will lay a solid foundation and verify the business model in the short term, and finally become a benchmark enterprise in the field of science and technology services through technology empowerment, platformization and strategic expansion in the long term.

Our Marketing and Sales

In the current competitive market environment, it is very important to formulate effective marketing and sales strategies for acquiring customers. Here are some detailed strategies to help us succeed in marketing and sales:

1. Marketing strategy

Accurate market positioning:

Objective: To define the target customer groups and formulate personalized marketing information.

Measures:

Using the data analysis of the user insight layer, a detailed user portrait is constructed, including age, gender, consumption habits, preferences and so on.

Develop differentiated marketing strategies for different market segments (such as young consumers, high-income groups, etc.) to ensure the relevance and effectiveness of information transmission.

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Content marketing:

Objective: To attract potential customers and build brand trust by providing valuable content.

Measures:

Create high-quality blog articles, white papers, videos and webinars, share industry insights, investment skills and market analysis, and attract the attention of target customers.

Use social media platforms (such as Facebook, Tiktok, etc.) to publish content, interact with users, and enhance the brand's social influence.

Digital marketing and SEO optimization;

Goal: Improve online visibility and attract more potential customers to visit the website.

Measures:

Conduct keyword research, optimize the content and structure of the website, improve the ranking of search engines and increase natural traffic.

Put accurate online advertisements (such as Google Ads and social media advertisements), and target them according to users' behaviors and interests to improve the conversion rate.

Social media marketing:

Objective: To establish contact with users through social media platform and enhance brand awareness.

Measures:

Establish brand accounts on major social media platforms, regularly publish user-related content, and encourage users to participate in interaction.

Use social media advertisements to deliver accurately, attract specific target groups and increase the acquisition of potential customers.

Cooperation and alliance marketing:

Objective: To expand market coverage through cooperation with other brands or influential people.

Measures:

Look for partners related to our business (such as other e-commerce platforms, financial service companies, etc.) to jointly carry out marketing activities and drain each other.

Cooperate with opinion leaders or bloggers in the industry and use their influence to promote our products and services and attract their fans.

2. Sales strategy

Establish an efficient sales team:

Objective: To cultivate professional sales team and improve customer acquisition and conversion ability.

Measures:

Recruit team members with rich industry experience and sales ability, and conduct regular training to improve their product knowledge and sales skills.

Set clear sales targets and performance evaluation mechanism to motivate team members to actively expand customers.

Customer relationship management (CRM) system;

Objective: Using CRM system to manage the information of potential customers and existing customers and improve sales efficiency.

Measures:

Track the customer's interaction history, purchase behavior and preference through CRM system, and formulate personalized sales strategy.

Analyze customer data regularly, identify potential high-value customers and give priority to follow-up.

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Personalized sales experience:

Objective: To provide customers with tailor-made sales experience and increase the conversion rate.

Measures:

When communicating with customers, users' portraits and behavior data are used to provide personalized product recommendations and investment suggestions.

Keep in touch with customers through online consultation, telephone sales and other channels, answer customers' questions in time and enhance customers' trust.

Customer education and training:

Objective: To improve customers' understanding of products and services by educating them, and to promote purchasing decisions.

Measures:

Organize regular online and offline training activities to introduce our products, services and industry trends to help customers make informed decisions.

Provide detailed user manuals and online tutorials to help customers better use our products and services.

After-sales service and customer care:

Objective: Enhance customer satisfaction and loyalty, and promote repurchase and recommendation.

Measures:

Establish an efficient after-sales service team to deal with customer feedback and complaints in time to ensure customer satisfaction.

Keep in touch with customers regularly, understand their experience, provide value-added services and personalized care, and increase customer stickiness.

Through the above marketing and sales strategies, we can effectively acquire customers and enhance brand awareness and market share. The key is to continuously optimize the strategy and make adjustments according to market feedback and customer needs to ensure that we are always at the forefront of competition.

Our Customer Base

The following are our possible customer groups:

1. Traditional industry transition

Group description: mainly concentrated in manufacturing, wholesale and retail, local life service, agricultural breeding and other fields. Enterprises may have a history of 5-10 years and have a stable basic business, but they are faced with challenges such as the loss of young consumers, intensified online competition and backward management mode, and urgently need digital transformation.

Core pain points:

"I don't know online": I don't know how to carry out Internet sales and short video marketing.

"Extensive management": family management, chaotic process and low efficiency.

"Thinking solidification": the boss himself lacks digital cognition and his team skills are aging.

Why choose us: The founder's successful experience of transforming from traditional processing plants and farms can easily resonate with such customers. We can provide a one-stop solution of "boss thinking transformation training+team skills empowerment+digital tools landing", not just selling software. We understand their industry and the "pain" of their transformation.

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2. Growth technology start-ups

Group description: It has been established for 1-5 years and has core technologies or innovative products, but the team size is between 20-100 people, which is in a critical period from "product verification" to "market expansion". The founders are mostly from technical or product backgrounds.

Core pain points:

"Better than technology, shorter than management": the internal governance structure such as team management, sales system and financial planning is not perfect.

"Weak marketing": lack of professional brand planning, marketing promotion and sales team training capabilities.

"Need rapid iteration": Need technical support that can be deployed quickly and flexibly expanded with business growth.

Why choose us: We can make up for its shortcomings. Provide enterprise management consulting to help them establish a standardized system, enhance their market competitiveness through actual sales training, and use agile software development services to quickly build marketing tools or optimize internal processes.

3. Freelancers in specific fields and small and micro studios

Group description: Excellent individuals or small teams of 3-5 people, such as independent designers, consultants, online celebrity anchors, micro-public relations planning studios, etc. They have core professional skills, but their business is unstable, so they need to improve their personal brand and customer acquisition ability.

Core pain points:

"Individual is brand": professional personal image planning, project packaging and promotion services are needed.

"Business is not systematic": the source of the project depends on contacts and lacks systematic marketing and customer management.

"Multi-tasking": it is not only a business executor, but also a market seller, which is inefficient.

Why choose us: We can provide lightweight solutions, such as helping them build personal display websites, providing Internet sales channel strategies, conducting project planning and public relations services, and even improving their business speech and customer communication skills through training.

4. Regional agents/distributors seeking external empowerment

Group description: Acting as a sales agent for a brand product in a specific area. They rely on brands, but they need to face the development and team management of the local market independently.

Core pain points:

"Lack of team ability": the sales skills and service awareness of the dealer team are uneven.

"Fierce market competition": differentiated marketing strategies and customer activities are needed to increase sales.

"Game with brand": We need to improve our own management level in order to win more resources.

Why choose us: The services we provide, such as dealer training, conference planning, and enterprise management consulting, can directly help them improve their team fighting capacity and plan effective market activities, so as to gain the right to speak before the brand with better performance.

summary

Our Ideal Customer Profile, ICP) is a small and medium-sized enterprise whose annual revenue is between 200,000 and 20 million dollars, and the number of employees is between 200,000 and 500. The founder has a strong willingness to learn and a sense of crisis, and is in the transition from "barbaric growth" to "refined management".

The most important characteristic is that they recognize the value of "experience" and are not satisfied with buying only one software, but hope to find a "growth partner" who can truly understand their predicament and provide all-round support. This is our core competitiveness.

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Safeguard service

In order to effectively guarantee customer service, ensure customer satisfaction and enhance customer loyalty, the following strategies can be adopted:

1. Establish an efficient customer service team.

Training and development: regularly train the customer service team to improve their product knowledge, communication skills and problem-solving ability.

Clear responsibilities: ensure that team members understand their roles and responsibilities and can respond to customer needs quickly.

2. Multi-channel customer support

Provide a variety of contact information: provide customer support through telephone, e-mail, online chat, social media and other channels to facilitate customers to choose the most suitable way for them.

24/7 customer service support: consider providing all-weather customer support, especially for customers who need immediate help.

3. Customer feedback mechanism

Regular survey: collect customer feedback through questionnaire survey and satisfaction survey to understand customers' needs and expectations.

Feedback handling: establish a rapid response mechanism, handle customer feedback and complaints in time, and follow up to ensure that customers feel valued.

4. Personalized service

Customer Portrait: Use data analysis to build customer portraits, understand customers' preferences and needs, and provide personalized services and product recommendations.

Customized solution: according to the specific needs of customers, provide customized services to enhance customer satisfaction and loyalty.

5. Provide clear information and supporting materials.

User manuals and FAQs: Provide detailed user manuals, frequently asked questions (FAQs) and online tutorials to help customers better understand and use products.

Knowledge base: establish an online knowledge base, so that customers can consult relevant information at any time and solve common problems.

6. Active communication and care

Regular follow-up: Keep in touch with customers regularly after purchasing, understand their experience and needs, and provide necessary support.

Customer care activities: Organize customer care activities regularly, such as birthday wishes and holiday greetings, to enhance customers' sense of belonging.

7. Performance evaluation and improvement

Service indicators: Set key performance indicators (KPI), such as response time, solution rate, customer satisfaction, etc., and regularly evaluate the performance of customer service team.

Continuous improvement: according to the performance evaluation results and customer feedback, continuously optimize service processes and strategies to improve service quality.

8. Data security and privacy protection

Data protection measures: ensure the safety of customers' personal information and transaction data, and adopt advanced encryption technology and security protocols.

Transparency policy: clearly explain the data use and privacy protection policies to customers to enhance their trust.

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Through the above strategies, we can establish an efficient and professional customer service system, ensure that customers' needs are met in time, and enhance customers' overall experience and satisfaction.

Legal Proceedings

In the process of enterprise operation, the risk of legal proceedings is inevitable. The following is a detailed description of some major legal litigation risks and their countermeasures:

1. Contract risk

Risk description: Breach of contract or disputes over contract terms may lead to legal proceedings.

Coping methods:

Contract review: Before signing, make sure that the terms of the contract are clear and reasonable, and if necessary, ask legal counsel to review.

Performance monitoring: establish a contract performance monitoring mechanism to ensure that all parties fulfill their obligations as agreed.

Dispute settlement clause: add dispute settlement mechanism (such as arbitration clause) to the contract to reduce litigation risk.

2. Intellectual property risks

Risk description: Infringement of other people's intellectual property rights (such as patents, trademarks and copyrights) may lead to litigation.

Coping methods:

Intellectual property rights review: before product development, intellectual property rights are searched and reviewed to ensure that the rights of others are not infringed.

Apply for protection: apply for patent, trademark and copyright protection in time to safeguard our own intellectual property rights.

Legal consultation: cooperate with intellectual property lawyers to deal with potential infringement problems.

3. Consumer protection risks

Risk description: False propaganda or product defects may lead consumers to file lawsuits.

Coping methods:

True publicity: ensure that all advertisements and promotional materials are true and accurate, and do not mislead consumers.

Product quality control: establish a strict product quality management system to ensure that products meet safety standards.

Customer feedback mechanism: establish customer complaint and feedback channels to deal with consumer problems in time and avoid litigation.

4. Data privacy and security risks

Risk description: data leakage or violation of data protection regulations may lead to legal proceedings and fines.

Coping methods:

Data security measures: implement technical measures such as data encryption and access control to protect customer data security.

Compliance training: regularly train employees on data protection laws and regulations to enhance compliance awareness.

Privacy policy: formulate and make public a transparent data privacy policy to inform customers of data usage.

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5. Labor law risks

Risk description: Issues such as labor contract, dismissal and discrimination with employees may lead to litigation.

Coping methods:

Legal employment: ensure that recruitment, dismissal and employee management comply with the labor law and avoid improper dismissal and discrimination.

Employee handbook: formulate a clear employee handbook to standardize employee behavior and company policies.

Dispute resolution mechanism: establish internal complaint and dispute resolution mechanism to deal with employee problems in time and reduce the possibility of litigation.

6. Compliance risk

Risk description: Failure to comply with industry regulations and standards may lead to investigation and litigation by regulatory agencies.

Coping methods:

Compliance review: Conduct regular compliance review to ensure that all businesses comply with relevant laws and regulations.

Compliance training: training employees in laws, regulations and compliance policies to raise their awareness of compliance.

Establishment of compliance officer: Appoint a special compliance officer to supervise and manage compliance affairs.

7. Environmental legal risks

Risk description: Environmental pollution or violation of environmental laws and regulations may lead to legal proceedings and fines.

Coping methods:

Environmental management system: establish an environmental management system to ensure that the operation of enterprises conforms to environmental protection laws and regulations.

Regular assessment: Conduct environmental impact assessment on a regular basis to find and rectify potential problems in time.

Employee training: training employees in environmental protection laws and regulations and corporate environmental protection policies to improve environmental awareness.

8. International legal risks

Risk description: In international business, you may face the application and disputes of laws in different countries.

Coping methods:

Legal consultation: before entering the new market, consult local legal experts to understand relevant laws and regulations.

Contract terms: clearly apply laws and dispute settlement methods in international contracts to reduce legal risks.

Compliance management: Establish an international compliance management system to ensure that businesses in different countries comply with local laws.

9. Reputation risk

Risk description: Legal proceedings may lead to negative media reports and damage corporate reputation.

Coping methods:

Crisis management: establish a crisis management mechanism to deal with negative events in time and reduce reputation loss.

Transparent communication: keep transparent communication with stakeholders, release information in time, and reduce misunderstanding and panic.

Brand building: actively carry out brand building to enhance the public's trust and recognition of enterprises.

summary

By identifying and managing these legal litigation risks, enterprises can effectively reduce potential legal liabilities and protect their legitimate rights and interests. It is suggested that enterprises establish a comprehensive legal risk management system and regularly review and update relevant policies to adapt to the changing legal environment.

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Employees

When designing a company's structure and the composition of various departments, we need to consider the company's scale, industry characteristics, business objectives and management style. The following is a typical corporate structure proposal, which is applicable to companies in many industries, especially in the fields of technology and finance. This structure can be adjusted according to specific needs.

1. The overall structure of the company

Board of Directors: responsible for the strategic decision-making of the company and supervising the work of the management.

Executive management: including CEO and senior management team, responsible for the daily operation and management of the company.

2. Composition of major departments

2.1 Administration Department

Responsibilities: Responsible for the daily administrative affairs, human resource management, logistics support, etc.

Composition:

Human resources department: recruitment, training and employee relationship management.

Administrative Department: Office management, facility maintenance and administrative support.

2.2 Finance Department

Responsibilities: Responsible for the company's financial management, budgeting, financial reporting and tax compliance.

Composition:

Accounting group: daily accounting treatment and preparation of financial statements.

Financial analysis group: budget management, financial forecasting and analysis.

Tax section: tax declaration and compliance management.

2.3 Marketing Department

Responsibilities: Responsible for market research, brand promotion, marketing strategy and customer relationship management.

Composition:

Market research group: market trend analysis, competitor analysis.

Brand management group: brand strategy formulation and brand communication.

Sales support group: development of sales tools and materials, and maintenance of customer relationship.

2.4 R&D Department

Responsibilities: Responsible for product research and development, technological innovation and product testing.

Composition:

Product development group: new product design and development.

Technical support group: technical problem solving and customer support.

Test group: product quality test and verification.

2.5 Operation Department

Responsibilities: Responsible for production, supply chain management and daily operation efficiency.

Composition:

Production management group: production planning and process management.

Supply chain management group: procurement, inventory management and logistics.

Quality management group: product quality control and improvement.

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2.6 Information Technology Department

Responsibilities: Responsible for the maintenance and technical support of the company's information system.

Composition:

System development group: internal system development and maintenance.

IT Support Group: technical support, network management and security.

Data analysis group: data management and analysis support.

2.7 Legal Compliance Department

Responsibilities: Responsible for legal affairs, compliance management and risk control.

Composition:

Legal advisory group: contract review and legal consultation.

Compliance Management Group: formulation and implementation of compliance policies.

3. Other suggestions

Inter-departmental collaboration: It is suggested to set up an inter-departmental project team to promote collaboration and information sharing between different departments.

Flexibility and adaptability: regularly evaluate and adjust the department structure and staffing according to market changes and company development stages.

Talent training and development: Establish a talent training mechanism, encourage employees to rotate between different departments, and improve their comprehensive ability.

Step 4 summarize

The above structural suggestions can help the company achieve efficient management and operation. When designing the structure, the company should flexibly adjust the composition and responsibilities of each department according to its own actual situation to meet the market demand and business development.

PESTEL Analysis

(1)industry analysis

1. Industry overview

The science and technology service industry is undergoing profound changes, upgrading from traditional technical support to all-round digital transformation solutions. With the promotion of global digital economy strategy, the demand of enterprises for digital transformation has exploded. The industry deeply integrates technological innovation and industrial demand, reconstructs enterprise operation mode and value chain through key technologies such as cloud computing, big data and artificial intelligence, and promotes industrial intelligent upgrading.

2. Market size and growth momentum

The scale of the global digital transformation market continues to expand, and it is expected to maintain rapid growth in the next few years. The market performance in the Asia-Pacific region is particularly outstanding, with an average annual growth rate significantly higher than the global average. This growth is mainly driven by three factors:

First of all, governments have listed the digital economy as a key development strategy and continuously released policy dividends; Secondly, in the post-epidemic era, there is an urgent need for enterprises to reduce costs and increase efficiency, and to promote digital investment from "optional" to "mandatory"; Finally, the application threshold of artificial intelligence, cloud computing and other technologies has been greatly reduced, which has accelerated the process of technology popularization. Especially in the context of regional economic integration, the development of digital economy is facing new opportunities.

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3. Market competition pattern

At present, the market competition is diversified: on the one hand, traditional technology giants rely on capital and brand advantages to provide standardized product solutions; On the other hand, experts in vertical fields deeply cultivate specific industries and provide specialized services; At the same time, innovative technology service providers take cutting-edge technology as the core and create differentiated service models. The focus of industry competition is shifting from a single technology competition to a comprehensive contest of ecological construction ability and industry insight.

4. Key segmentation areas

The key development directions of the industry include: intelligent management service field, covering ERP system upgrade and data analysis platform construction; Digital marketing tools, focusing on the development of omni-channel customer management and precision marketing systems; Digitizing the supply chain, promoting the application of Internet of Things and intelligent warehousing and logistics; And financial technology services, focusing on innovative applications such as intelligent risk control and digital payment.

5. Core technology trends

There are four major trends in the development of industry technology: artificial intelligence technology is developing in the direction of generalization, and large model technology significantly reduces the application threshold; Cloud native architecture is becoming more and more popular, improving system flexibility and scalability; Low code development platform accelerates the application landing process; The application of blockchain technology continues to deepen, enhancing data security and transaction transparency.

6. Policy and regulatory environment

The industry supervision system is becoming more and more perfect, and countries have introduced laws and regulations related to data security and personal information protection, bringing new compliance requirements. At the same time, the standards for digital transformation of various industries have been formulated one after another, and the support policies for scientific and technological innovation have continued to increase. Enterprises need to balance innovative development and compliance management, and turn compliance requirements into market competitive advantages.

7, the main challenges

The development of the industry faces multiple challenges: the acceleration of technological iteration brings continuous innovation pressure to enterprises; The shortage of compound talents restricts the development speed of the industry; There is a contradiction between personalized customer demand and large-scale operation; The risks of data security and privacy protection are increasingly prominent. These challenges need to be addressed by industry participants.

8. Future development direction

In the future, the industry will present four development characteristics: ecological competition will become the mainstream, and enterprises are committed to building an open cooperative ecosystem; The degree of specialization continues to deepen, and differentiated advantages are formed through deep cultivation of specific industries; The value orientation is more clear, from technology export to value co-creation; The concept of sustainable development is deeply rooted in people's hearts, and ESG requires gradual integration into the product and service system.

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Conclusion:

The science and technology service industry is in an important period of development opportunities, and comprehensive service providers with technical strength, industry insight and ecological construction capabilities will gain more room for development. The key to success lies in accurately positioning the target market, creating differentiated competitive advantages, establishing a sustainable business model, and finding the best balance between technological innovation and compliance management. In the future, the industry structure will continue to be optimized, and enterprises that can quickly adapt to changes and continue to create value will win market recognition.

(2) Industry data

The following are some key data and statistical information of science and technology service industry to help understand the current situation and development trend of the industry.

1. Global market size and regional distribution

In 2025, the global science and technology service market is expected to reach 6.8 trillion US dollars, with a compound annual growth rate of 9.2% from 2021 to 2025. From the perspective of regional distribution, the North American market occupies the largest share (about 42%), mainly benefiting from the first-Mover advantage of the United States in the fields of cloud computing and artificial intelligence; The growth rate in the Asia-Pacific region is leading (with an average annual growth rate of 13.5%), and the market contribution rate exceeds 60%; The European market has maintained steady growth (with an average annual growth rate of 7.8%), with outstanding performance in the fields of industrial digitalization and green technology.

2. Market performance of key regions

North American market: The scale will be about 2.8 trillion US dollars in 2025, and American enterprises will occupy 65% of the global market share in SaaS (software as a service) and cloud infrastructure services. The three innovation clusters of Silicon Valley, Boston and Seattle absorb 45% of the global venture capital in the field of science and technology services.

Asia-Pacific market: the total scale has exceeded 2.2 trillion US dollars. The digital economy in East Asia is developing rapidly, and the scale of science and technology service industry will double in 2025 compared with 2020. With the advantage of talent cost, India has an average annual growth rate of 18% in IT outsourcing and service export. Emerging markets in Southeast Asia grew by 22% driven by financial technology and e-commerce.

European market: the scale is about 1.5 trillion US dollars. Germany ranks first in the world in the export of industrial 4.0 solutions; Britain leads in the field of financial technology, and the financing amount of London science and technology cluster exceeded 30 billion pounds in 2025; France and Nordic countries have formed distinctive advantages in green technology and sustainable development solutions.

3. Global data of core segments

Cloud computing services: The global Infrastructure as a Service (IaaS) market will reach 1.3 trillion US dollars in 2025, with Amazon AWS, Microsoft Azure and Alibaba Cloud accounting for 65%. Platform as a Service (PaaS) and Software as a Service (SaaS) grew faster, accounting for 25% and 20% respectively.

Artificial intelligence solutions: The global AI software and service market will reach 380 billion US dollars in 2025. Machine learning, natural language processing and computer vision are the three main tracks, and the penetration rates in medical care, finance and manufacturing are 28%, 35% and 22% respectively.

Big data and analysis services: The market size is US$ 220 billion, and European and American companies account for 70% of global big data-related patents. The demand for data governance and privacy enhancement technologies is growing rapidly, with an annual growth rate of over 30%.

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Internet of Things Services: The global Internet of Things solution market will reach US$ 1.1 trillion in 2025, with industrial Internet of Things accounting for the highest proportion (about 40%), and the growth rate of smart cities and car networking applications will both exceed 25%.

4. Characteristics of globalization development

Trade flow: Cross-border delivery of science and technology services will increase from 1.8 trillion US dollars in 2020 to 3.5 trillion US dollars in 2025, and India, Ireland and Israel will become major service exporters.

Investment layout: In 2025, the amount of cross-border M&A in global technology service industry reached a record high, reaching 580 billion US dollars. Cloud computing and digital solutions are the most active areas of M&A.. Venture capital is more focused on early technology companies, and the financing amount of AI and blockchain start-ups accounts for more than 40%.

Technology penetration: The global cloud computing penetration rate will increase from 35% in 2020 to 65% in 2025, and the application rate of AI technology in enterprises will increase from 20% to 50%. The gap between developed countries and emerging markets in technology application is gradually narrowing.

5. Data of global competition pattern

Income concentration: The top ten science and technology service enterprises account for 45% of the global market share, but small and medium-sized enterprises remain dynamic in specific fields and regional markets, accounting for 60% of the market in vertical industry solutions.

R&D investment: The global R&D investment in science and technology service industry accounts for an average of 12.5% of revenue, with the highest R&D intensity in North American enterprises (15.8%), 11.2% in Europe and 9.5% in Asia-Pacific region respectively.

Distribution of talents: There are more than 60 million scientific and technological service employees in the world, and the United States is the country with the richest talent reserve, accounting for 25% of the global total. The transnational turnover rate of high-end technical talents (such as AI experts and architects) has increased by 10% annually.

6. Future growth forecast

By 2030, the global technology service market is expected to reach 10 trillion US dollars, and the share of the Asia-Pacific region will further increase to 38%. Cloud native technology, AI engineering and sustainable development solutions will become the three major growth engines, and the average annual compound growth rate is expected to remain above 20%, 25% and 30% respectively.

Conclusion:

The global science and technology service industry is entering a new round of rapid growth period, and technological innovation and industrial integration are deepening. Enterprises need to grasp the three major trends of digital transformation, global layout and sustainable development, and establish a sustainable competitive advantage in the increasingly fierce international competition by strengthening technology research and development, optimizing global resource allocation and deepening regional markets.

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(3) Industry pain point

Although the science and technology service industry is developing rapidly, it still faces many challenges and pain points. The following are some major industry pain points:

1. Data security and privacy protection

Risk of data leakage: With the increasing amount of user data handled by technology service companies, the risk of data leakage and network attacks is also rising. Users' concerns about personal information security may affect their trust in financial technology services.

Compliance pressure: Technology service companies need to comply with different data protection laws and regulations (such as GDPR) in different countries, and the compliance cost is high and complicated, which increases the operational burden.

2. Technology integration and system compatibility

Compatibility of old systems: Many organizations still rely on traditional legacy systems, and the compatibility between scientific and technological solutions and these systems is poor, which makes integration difficult.

Rapid technology update: The technology industry is rapidly updating, and enterprises need to continuously invest in technology research and development and system upgrade to maintain their competitiveness.

3. User education and acceptance

Insufficient user awareness: Many potential users have insufficient understanding of scientific and technological products and services, resulting in low utilization rate. Users need more education and guidance to understand the advantages of these new technologies.

Trust: Emerging technology service companies often lack brand trust, and users have doubts about their safety and reliability.

4. The market competition is fierce

Increased number of competitors: With the rapid development of the market, the number of competitors in the science and technology service industry is increasing, and the price war and technology war are intensifying, which leads to the compression of profit space.

Innovation pressure: Enterprises need to innovate constantly to meet users' needs and maintain market competitiveness, which puts higher demands on resources and capabilities.

5. Uncertainty of regulatory environment

Frequent policy changes: The regulatory policies faced by the science and technology service industry may change with the market environment and technological development, and enterprises need to quickly adapt to the new regulations, which increases the operational uncertainty.

Rising compliance cost: With the increase of regulatory requirements, the compliance cost of enterprises is also rising, which may affect their profitability.

6. Financing and investment challenges

Financing difficulty: Although the technology service industry has attracted a lot of investment, the financing environment may become more difficult under the background of increasing economic uncertainty, and start-ups are facing the pressure of capital chain.

Investors have high expectations: investors often have high expectations for science and technology service companies, and enterprises need to achieve rapid growth in a short time and face greater pressure.

7. User experience and service quality

Inconsistent service: Different technology service platforms and products may have different user experiences, which will affect user satisfaction and loyalty.

Insufficient customer support: With the increase in the number of users, many companies have insufficient customer support and service response speed, which affects the user experience.

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Conclusion:

The science and technology service industry is facing multiple pain points and challenges while developing rapidly. Enterprises need to effectively deal with these problems in order to enhance their competitiveness and market position. By strengthening data security, improving user education, optimizing technology integration and adapting to regulatory changes, technology service companies can better meet market demand and achieve sustainable development.

(2) Industry forecast

Short-term forecast (2024-2026)

Market growth trend

The global science and technology service market will maintain steady growth, and the average annual growth rate is expected to remain between 12% and 15%. By 2026, the market size is expected to exceed 10 trillion US dollars. This growth is mainly due to the continuous promotion of digital transformation strategies in various countries and the continuous demand of enterprises for improving operational efficiency. Especially in the vertical fields such as intelligent manufacturing and smart medical care, the penetration rate of scientific and technological services will be further enhanced.

Acceleration of technological innovation

Artificial intelligence technology will achieve a wider application, and it is estimated that more than 70% of technology service enterprises will deeply integrate AI capabilities in their solutions. Cloud native architecture will become the mainstream technology route, helping enterprises to build a more flexible and scalable digital infrastructure. At the same time, the popularization of low-code development platform will significantly lower the threshold of application development and accelerate the process of digital transformation.

Evolution of industry pattern

Market competition will pay more attention to ecological synergy. Head enterprises aggregate industrial chain resources by building an open platform, while small and medium-sized service providers focus on subdivided areas to form differentiated competitive advantages. Compliance ability has become an important competitive dimension. With the improvement of regulatory requirements such as data security and sustainable development, enterprises need to turn compliance requirements into market competitive advantages.

Changes in talent demand

The shortage of compound talents will continue to exist, and professionals who know both technology and industry knowledge will become the focus of competition among enterprises. It is expected that the salary level of relevant positions will remain high, and enterprises need to innovate the talent training and retention mechanism.

Long-term forecast (2027-2030)

Mature market development

By 2030, the science and technology service market will enter a mature development period, and the market size is expected to reach 15 trillion US dollars. There will be a certain degree of integration in the industry, high-quality resources will be concentrated in the head enterprises, and the market concentration will gradually increase. At the same time, the professional and refined service model will continue to maintain vitality in specific fields.

Deep integration of technology

The integrated application of emerging technologies will give birth to a new service model. Artificial intelligence will cross-innovate with frontier fields such as quantum computing and biotechnology, and promote the development of scientific and technological services to a higher level. Concepts such as digital twins and meta-universe will gradually land, providing enterprises with more immersive and intelligent service experience.

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Value-oriented transformation

The value measurement standard of scientific and technological services will shift from technology output to value co-creation. Service providers need to pay more attention to the realization of quantifiable business value and establish a cooperative relationship with customers to share risks and benefits. The concept of sustainable development will be deeply integrated into the whole process of product design and service delivery.

New pattern of globalization

The global layout of scientific and technological services will present new features, and the synergistic effect of regional innovation centers will become more prominent. Enterprises need to have the ability to integrate global resources, but also have a deep understanding of local market demand. Cross-border data flow and compatibility of technical standards will become important issues.

conclusion

The science and technology service industry is in a critical period of rapid development and profound change. In the short term, enterprises should focus on technological innovation and compliance capacity building, and grasp the market opportunities brought by digital transformation. In the long run, it is necessary to proactively lay out emerging technologies, build a sustainable business model, and find a balance between globalization and localization. Those enterprises that can continue to innovate, deeply understand the needs of the industry and establish good ecological cooperation will occupy an advantageous position in the future competition.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Position/Title
Hong Guo	Chairman of the board

Introduction

After graduating from university, Mr. Guo Hong experienced the entrepreneurial practice of garment processing and aquaculture in his early days. Since 2012, he has been firmly committed to the science and technology service industry, focusing on providing digital transformation services for small and medium-sized enterprises with more than ten years of practical experience accumulated in the field of sales and training. He deeply understands the core pain points of traditional enterprises in management, marketing and technology application, and combines his methodology summarized from front-line actual combat with professional technologies such as software development and Internet of Things application, and is committed to providing enterprises with a one-stop solution from strategic consulting and skills training to technology landing. Over the years, he has served as the dean of business schools and training lecturer of many technology companies, continuously integrating technical tools with industry knowledge, helping many enterprises to improve their operational efficiency and market competitiveness, and realizing long-term deep cultivation and value creation in the field of technology services.

On the strategic level, his company deepened the "horizontal alliances" with financial institutions and integrated various resources to optimize customer service. This ecological operation mode has made its scientific and technological services more resilient and broader.

Board of Directors

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or transaction notwithstanding that he may be interested therein provided that the nature of the interest of any director in such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote on that matter, and if he or she does so his or her vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction is considered. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

Duties of Directors

Under Cayman law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. In certain limited exception circumstances, a shareholder has the right to seek damages in our name if a duty owed by our directors is breached.

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Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;
●	declaring dividends and distributions;
●	appointing officers and determining the term of office of officers;
●	exercising the borrowing powers of our company and mortgaging the property of our company; and
●	approving the transfer of shares of our company, including the registering of such shares in our share register.

Terms of Directors and Executive Officers

Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution or the unanimous written resolution of all shareholders.

Our officers are elected by and serve at the discretion of our board of directors, and may be removed by our board of directors.

Corporate Governance

Our board of directors has adopted a code of business conducts and ethics, which is applicable to all of our directors, officers, employees and advisors. We will make our code of business conducts and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

Limitation on Liability and Other Indemnification Matters

Cayman law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our amended and restated memorandum and articles of association to be adopted upon the closing of this offering, we may indemnify our directors and officers to, among other persons, our Directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreement are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

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Each executive officer has agreed to hold in strict confidence and not to use, except for the benefit of our company, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and our clients, received by our company. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

We expect to enter into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Foreign Private Issuer Exemption

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;
●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●

we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any "short-swing" trading transaction.

We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the Cayman requirements in lieu of many of the Nasdaqcorporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

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PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	each of our directors and executive officers; and
●	each person known to us to beneficially own more than 5% of our Ordinary Shares on an as-converted basis.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to This Offering		Shares Beneficially Owned After This Offering
	Number	%	Number	%
Directors and Executive Officers:
Hong Guo		100

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$          , divided into           Ordinary Shares, with a par value of US$0.0001 each. All of our shares to be issued in the offering will be issued as fully paid. There are           Ordinary Shares issued and outstanding as of the date of this prospectus.

Ordinary Shares

As of the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Listing

We have received the approval letter from Nasdaq to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol "HQBB".

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is          .

Objects of Our Company

Under the Articles, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by Cayman Islands law.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are not Cayman Islands residents may freely hold and vote their shares.

Voting Rights

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Ordinary Share.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Ordinary Shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

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Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the "memorandum" and the "articles").

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide notice counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting and, in the case of special business, the general nature of that business, to such persons who are entitled to receive such notices from the Company. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 10% of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders present in person or by proxy holding in aggregate at least a majority of the paid up voting share capital of the Company shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present and entitled to vote shall be a quorum. At every meeting, the shareholders present shall choose someone of their number to be the chairman.

A corporation that is a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the United Kingdom as the directors determine to be necessary or desirable. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, if there be more than two directors shall be two, and if there are two or less Directors shall be one. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

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Winding Up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid up capital at the commencement of the winding up, the excess shall be distributable among those shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least one month prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. The Companies Act and our amended and restated memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the U.S. Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the Company’s articles of association. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our amended and restated memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by at least a two-thirds majority of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

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Objects of Our Company

Under our post-offering Amended and Restated Memorandum and Articles of Association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

●	the chairperson of such meeting;
●	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;
●	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and
●	by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering Amended and Restated Memorandum and Articles of Association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

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The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;
●	the instrument of transfer is in respect of only one class of ordinary shares;
●	the instrument of transfer is properly stamped, if required;
●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and
●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation.

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

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Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Issuance of Additional Shares

Our post-offering Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering Amended and Restated Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;
●	the number of shares of the series;
●	the dividend rights, dividend rates, conversion rights and voting rights; and
●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our post-offering Amended and Restated Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See "Where You Can Find Additional Information."

Anti-Takeover Provisions. Some provisions of our post-offering Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and
●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

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However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;
●	is not required to open its register of members for inspection;
●	does not have to hold an annual general meeting;
●	may issue negotiable or bearer shares or shares with no par value;
●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	may register as an exempted limited duration company; and
●	may register as a segregated portfolio company.

"Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

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TAXATION

The following summary contains a description of the material U.S. federal income tax and Cayman tax consequences of the acquisition, ownership and disposition of Ordinary Shares and Depositary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Ordinary Shares or Depositary Shares. The summary is based upon the on the tax laws of the United States and regulations thereunder and the tax laws of Cayman and regulations thereunder as of the date hereof, which are subject to change.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as "capital assets" (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●    banks and other financial institutions;

●    insurance companies;

●    pension plans;

●    cooperatives;

●    regulated investment companies;

●    real estate investment trusts;

●    broker-dealers;

●    traders that elect to use a mark-to-market method of accounting;

●    certain former U.S. citizens or long-term residents;

●    tax-exempt entities (including private foundations);

●    individual retirement accounts or other tax-deferred accounts;

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●    persons liable for alternative minimum tax;

●    persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;

●    investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●    investors that have a functional currency other than the U.S. dollar;

●    persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or

●    partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a "U.S. Holder" is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●    an individual who is a citizen or resident of the United States;

●    a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

●    an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●    a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

●    If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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